Exhibit 99.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

by and among

BRUCE LOCKWOOD, M.D.,

JOHN D. BENDER, D.O.

RICHARD A. FLORES

AMPHORA, LLC

PAINCARE HOLDINGS, INC,

and

PAINCARE NEUROMONITORING I, INC.

Dated as of February 1, 2006

TABLE OF CONTENTS

Page

ARTICLE I

PURCHASE AND SALE OF MEMBERSHIP INTERESTS; CLOSING

1

Section 1.1

Interpretation; Definitions

1

Section 1.2

Purchase and Sale of the Lockwood LLC Interests

7

Section 1.3

Purchase and Sale of the Bender LLC Interests

7

Section 1.4

Purchase and Sale of the Flores LLC Interests

7

Section 1.5

Closing Date

7

Section 1.6

Transactions To Be Effected at the Closing

8

Section 1.7

Closing Cash and Accounts Receivable Requirements

9

Section 1.8

Installment Payments

9

ARTICLE II

REPRESENTATIONS AND WARRANTIES RELATING TO SELLERS AND THE LLC INTERESTS  14

Section 2.1

Authority; Execution and Delivery; Enforceability

15

Section 2.2

No Conflicts; Consents

15

Section 2.3

LLC Interests

15

Section 2.4

Investor Representations

16

ARTICLE III

REPRESENTATIONS AND WARRANTIES RELATING TO THE LLC

18

Section 3.1

Organization and Standing; Books and Records

18

Section 3.2

The LLC Interests

19

Section 3.3

Authority; Execution and Delivery; Enforceability

19

Section 3.4

No Conflicts; Consents

20

Section 3.5

Financial Statements

20

Section 3.6

Assets Other than Real Property Interests

21

Section 3.7

Real Property

21

Section 3.8

Intellectual Property

22

Section 3.9

Contracts

22

Section 3.10

Banking and Insurance

24

Section 3.11

Taxes

25

Section 3.12

Proceedings

26

Section 3.13

Benefit Plans

26

Section 3.14

Employees and Labor Matters

27

Section 3.15

Absence of Changes or Events

28

Section 3.16

Compliance With Laws and Orders

29

Section 3.17

Environmental Matters

30

Section 3.18

Transactions with Affiliates

31

Section 3.19

Suppliers/Payors

31

Section 3.20

Private Offering

31

Section 3.21

No Undisclosed Liabilities

32

Section 3.22

Standard Warranties

32

Section 3.23

Questionable Payments

32

Section 3.24

Accounts Receivable

32

i

TABLE OF CONTENTS (Continued)

Page

Section 3.25

Indemnification Claims

33

Section 3.26

Purchase Orders

33

Section 3.27

Health Care Compliance

33

Section 3.28

Fraud and Abuse

33

Section 3.29

Legal Compliance

33

Section 3.30

Third-party Payors

33

Section 3.31

Corporate Practice or Fee Splitting

34

Section 3.32

HIPAA

34

Section 3.33

Improper and Other Payments

34

Section 3.34

Medical Waste

34

Section 3.35

Disclosure

35

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER RELATING TO ARM  35

Section 4.1

Organization, Qualification, and Corporate Power

35

Section 4.2

Members Capitalization

35

Section 4.3

Authorization

36

Section 4.4

Noncontravention

36

Section 4.5

Broker’s Fees

36

Section 4.6

Title to Assets

36

Section 4.7

No Subsidiaries

37

Section 4.8

Financial Statements

37

Section 4.9

Events Subsequent to Most Recent Year End

37

Section 4.10

Undisclosed Liabilities

39

Section 4.11

Tax Matters

39

Section 4.12

Real Property

41

Section 4.13

Intellectual Property

42

Section 4.14

Condition of Tangible Assets

42

Section 4.15

Contracts

42

Section 4.16

Powers of Attorney

44

Section 4.17

Insurance; Malpractice

44

Section 4.18

Litigation

45

Section 4.19

Health Care Compliance

45

Section 4.20

Fraud and Abuse

46

Section 4.21

Legal Compliance

46

Section 4.22

Rates and Reimbursement Policies

47

Section 4.23

Medical Staff

47

Section 4.24

Employees

47

Section 4.25

Employee Benefits

47

Section 4.26

Physicians and Other Providers

49

Section 4.27

Guaranties

50

Section 4.28

Environment, Health, and Safety

50

Section 4.29

Certain Business Relationships with Company and its Affiliates

51

TABLE OF CONTENTS (Continued)

Page

Section 4.30

Third-party Payors

51

Section 4.31

Bank Accounts

51

Section 4.32

Tax Status

52

Section 4.33

No Corporate Practice or Fee Splitting

52

Section 4.34

Intentions

52

Section 4.35

HIPAA

52

Section 4.36

Improper and Other Payments

52

Section 4.37

Medical Waste

52

Section 4.38

Accounts Receivable

53

Section 4.39

No Untrue or Inaccurate Representation or Warranty

53

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

53

Section 5.1

Organization, Standing and Power

54

Section 5.2

Authority; Execution and Delivery; Enforceability

54

Section 5.3

No Conflicts; Consents

54

Section 5.4

Securities Act

54

Section 5.5

Closing Date Purchaser Stock

55

ARTICLE VI

COVENANTS

55

Section 6.1

Covenants Relating to Conduct of Business

55

Section 6.2

Access to Information

58

Section 6.3

Termination of Agreements with Sellers and any Affiliates of Sellers

59

Section 6.4

Reasonable Best Efforts

59

Section 6.5

Expenses; Transfer Taxes

59

Section 6.6

Brokers or Finders

59

Section 6.7

Publicity

60

Section 6.8

Further Assurances

60

Section 6.9

No Negotiation

60

Section 6.10

Notification; Updates to Disclosure Schedules

60

Section 6.11

Tax Matters

61

ARTICLE VII

CONDITIONS PRECEDENT

63

Section 7.1

Conditions to Each Party’s Obligation

63

Section 7.2

Conditions to Obligation of Purchaser

63

Section 7.3

Conditions to Obligation of Sellers

66

Section 7.4

Frustration of Closing Conditions

67

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

67

Section 8.1

Termination

67

Section 8.2

Effect of Termination

67

Section 8.3

Amendments and Waivers

68

TABLE OF CONTENTS (Continued)

Page

ARTICLE IX

INDEMNIFICATION

68

Section 9.1

Survival of Representations and Warranties

68

Section 9.2

Indemnification Provisions for the Benefit of Purchaser

68

Section 9.3

Indemnification Provisions for the Benefit of Sellers

69

Section 9.4

Matters Involving Third Parties

69

Section 9.5

Limitation

70

Section 9.6

Mitigation

70

Section 9.7

Right of Offset

71

ARTICLE X

RESTRICTIVE COVENANTS CONFIDENTIALITY; CONFIDENTIALITY

71

Section 10.1

Restrictive Covenants

71

Section 10.2

No Running of Covenant During Breach

73

Section 10.3

Blue Pencil Doctrine

73

Section 10.4

Confidentiality

73

Section 10.5

Additional Covenants of the Flores Seller

74

ARTICLE XI

GENERAL PROVISIONS

74

Section 11.1

Disclosure Schedule

74

Section 11.2

Assignment

74

Section 11.3

No Third-Party Beneficiaries

75

Section 11.4

Notices

75

Section 11.5

Counterparts

76

Section 11.6

Entire Agreement

76

Section 11.7

Severability

76

Section 11.8

Consent to Jurisdiction

76

Section 11.9

Governing Law

76

Section 11.10

Waiver of Jury Trial

76

Section 11.11

Attorney’s Fees

77

Section 11.12

Time of Essence

77

Section 11.13

Waiver

77

Section 11.14

Specific Performance

77

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT is entered into this 1st day of February, 2006, (this “Agreement “) by and among BRUCE LOCKWOOD, M.D. (the “Lockwood Seller”); JOHN D. BENDER, D.O. (the “Bender Seller”); RICHARD A. FLORES (the “Flores Seller”); (the foregoing are collectively, at times, referred to as the “Sellers”); AMPHORA, LLC, a Colorado limited liability company (the “LLC”); and PAINCARE HOLDINGS, INC., a Florida corporation (“PainCare”) and its wholly owned subsidiary, PAINCARE NEUROMONITORING I, INC., a Florida corporation (the “Subsidiary”) (collectively, PainCare and the Subsidiary shall hereinafter sometimes be called the “Purchaser”).

RECITALS

WHEREAS, the Lockwood Seller has a 33.3333% membership interest in the LLC; the Bender Seller has a 33.3333% membership interest in the LLC; and the Flores Seller has a 33.3333% membership interest in the LLC;

WHEREAS, the Lockwood Seller, Bender Seller and Flores Seller each desire to sell a 20% membership interest in the LLC (collectively the “LLC Interests”); and Purchaser desires to purchase such respective LLC Interests in the LLC from the respective Sellers, all pursuant to the terms and conditions set forth in this Agreement; and

WHEREAS, after the sale of the LLC Interests in the LLC provided for, and subject to the terms and conditions, in this Agreement, Purchaser will own a 60.0% membership interest in the LLC, the Lockwood Seller will own a 13.333% membership interest in the LLC, the Bender Seller will own a 13.333% membership interest in the LLC and the Flores Seller will own a 13.333% membership interest in the LLC.

NOW THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF MEMBERSHIP INTERESTS; CLOSING

Section 1.1 Interpretation; Definitions.

(a)

The headings contained in this Agreement, any Exhibit (as defined below) hereto, the Sellers Disclosure Schedule, the LLC Disclosure Schedule or the Purchaser Disclosure Schedule and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit, the Sellers Disclosure Schedule, the LLC Disclosure Schedule or the Purchaser Disclosure Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. The words “include” or “including” and variations thereof shall be deemed to be followed by the words “without limitation.” Any references to names in the singular shall be deemed to include the plural and vice versa. When a reference is made in this Agreement to a Section or an Exhibit, such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated.

(b)

For all purposes hereof:

(1)

“Acquisition” means the purchase and sale of the LLC Interests pursuant to this Agreement.

(2)

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. An “affiliate” of a natural person shall additionally mean any other natural person who is related to the individual, the individuals spouse and any person related to such persons within the second degree.

(3)

“Amended and Restated Operating Agreement” means that certain Amended and Restated Operating Agreement of Amphora, LLC to be entered into by the Purchaser and Sellers effective as of the Closing Date which amends and restates that certain Operating Agreement dated as of the date hereof among Sellers.

(4)

“Applicable Law” means any statute, law, ordinance, rule or regulation.

(5)

ARM” means Associates in Rehabilitation Medicine, Professional, LLC, a Colorado professional limited liability company f/k/a Consultants in Intraoperative Neuromonitoring, Professional, LLC.

(6)

“Closing Date Cash Purchase Price for the Lockwood Seller” means $1,083,333.33, in cash minus the sum of (i) the Lockwood Seller’s pro rata share as compared to the other Sellers (i.e., 33.333%) of the outstanding principal and accrued but unpaid interest, fees and other amounts payable by the LLC (including any prepayment penalties) as of the Closing Date with respect to any debt of the LLC, and (ii) the Lockwood Seller’s pro rata share as compared to the other Sellers (i.e., 33.333%) of the amount of the Transaction Expenses.  (Additionally, the Lockwood Seller shall pay Purchaser the Lockwood Seller’s pro rata share as compared to the other Sellers (i.e., 33.333%) of the Working Capital Adjustment Amount (as defined in Section 1.7 hereinbelow), post Closing pursuant to the terms described in Section 1.7 hereinbelow, if applicable.)

(7)

“Closing Date Cash Purchase Price for the Bender Seller” means $1,083,333.33, in cash minus the sum of (i) the Bender Seller’s pro rata share as compared to the other Sellers (i.e., 33.333%) of the outstanding principal and accrued but unpaid interest, fees and other amounts payable by the LLC (including any prepayment penalties) as of the Closing Date with respect to any debt of the LLC, and (ii) the Bender Seller’s pro rata share as compared to the other Sellers (i.e., 33.333%) of the amount of the Transaction Expenses.  (Additionally, the Bender Seller shall pay Purchaser the Bender Seller’s pro rata share as compared to the other Sellers (i.e., 33.333%) of the Working Capital Adjustment Amount (as defined in Section 1.7 hereinbelow), post Closing pursuant to the terms described in Section 1.7 hereinbelow, if applicable.)

(8)

“Closing Date Cash Purchase Price for the Flores Seller” means $1,083,333.33 in cash minus the sum of (i) the Flores Seller’s pro rata share as compared to the other Sellers (i.e., 33.333%) of the outstanding principal and accrued but unpaid interest, fees and other amounts payable by the LLC (including any prepayment penalties) as of the Closing Date with respect to any debt of the LLC, and (ii) the Flores Seller’s pro rata share as compared to the other Sellers (i.e., 33.333%) of the amount of the Transaction Expenses.  (Additionally, the Flores Seller shall pay Purchaser the Flores Seller’s pro rata share as compared to the other Sellers (i.e., 33.333%) of the Working Capital Adjustment Amount (as defined in Section 1.7 hereinbelow), post Closing pursuant to the terms described in Section 1.7 hereinbelow, if applicable.)

(9)

“Closing Date Purchaser Stock” means collectively the Closing Date Purchaser Stock for the Lockwood Seller, the Closing Date Purchaser Stock for the Bender Seller and the Closing Date Purchaser Stock for the Flores Seller.

(10)

“Closing Date Purchaser Stock for the Lockwood Seller” means shares of PainCare’s common stock, $0.0001 par value, subject to adjustment for any stock splits, stock dividends or comparable events prior to the Closing which collectively has a value equal to $1,083,333.33 on the Closing Date using the Fair Market Value of PainCare Stock (as defined herein).

(11)

“Closing Date Purchaser Stock for the Bender Seller” means shares of PainCare’s common stock, $0.0001 par value, subject to adjustment for any stock splits, stock dividends or comparable events prior to the Closing which collectively has a value equal to $1,083,333.33 on the Closing Date using the Fair Market Value of PainCare Stock (as defined herein).

(12)

“Closing Date Purchaser Stock for the Flores Seller” means shares of PainCare’s common stock, $0.0001 par value, subject to adjustment for any stock splits, stock dividends or comparable events prior to the Closing which collectively has a value equal to $1,083,333.33 on the Closing Date using the Fair Market Value of PainCare Stock (as defined herein).

(13)

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

(14)

“LLC Material Adverse Effect” shall mean a material adverse effect (i) on the business, assets or results of operations of the LLC or (ii) on the ability of the LLC to consummate the Acquisition and the other transactions contemplated hereby.

(15)

“Consent” means any consent, approval, license, permit, order or authorization.

(16)

“Contract” means any contract, lease, license, indenture, agreement, commitment or other legally binding arrangement.

(17)

“Damages” includes any loss, damage, injury, decline in value, Liability, charge, cost, demand, settlement, judgment, award, fine, penalty, Tax, fee or expense (including any reasonable expenses of investigation and reasonable legal fees and disbursements).

(18)

“Environmental Laws” means any and all Applicable Laws, Judgments and Permits issued, promulgated or entered into by or with any Governmental Entity as of the Closing Date, relating to the environment, the protection, preservation or reclamation of natural resources, or to the management, treatment, emission, discharge, use, handling, storage, removal, cleanup, decontamination, discharge, disposal or release of Hazardous Materials.

(19)

“Fair Market Value of PainCare Stock” shall be defined as a price per share equal to ninety percent (90%) multiplied by the average thirty (30) day closing price of PainCare Holdings Inc.’s stock as reported on the American Stock Exchange or such other established stock exchange on which PainCare Holding Inc.’s stock is trading for the thirty (30) day period ending on the day immediately preceding the complete execution of this Agreement by all parties to this Agreement; provided, however, if the Closing does not occur within the seventy-five (75) day period which immediately follows the complete execution of this Agreement by all parties to this Agreement, then “Fair Market Value of PainCare Stock” shall be defined as a price per share equal to ninety percent (90%) multiplied by the average thirty (30) day closing price of PainCare Holdings Inc.’s stock as reported on the American Stock Exchange or such other established stock exchange on which PainCare Holding Inc.’s stock is trading for the thirty (30) day period ending on the day immediately preceding the Closing Date.

(20)

“GAAP” means United States generally accepted accounting principles in effect as of the Closing Date, consistently applied.

(21)

“Governmental Entity” means any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

(22)

“Hazardous Materials” means (1) petroleum products and byproducts, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radon gas and chlorofluorocarbons; and (2) any other material, substance or waste that is prohibited or regulated pursuant to any Environmental Law.

(23)

“Intellectual Property” means any patent (including all reissues, divisions, continuations and extensions thereof), patent application, trademark, trademark registration, trademark application, service mark, trade name, business name, brand name, copyright, copyright registration, design, design registration, or any right to any of the foregoing.

(24)

“Judgment” means any judgment, order or decree.

(25)

“Knowledge of the LLC” means (i) the actual current knowledge of the Lockwood Seller, the Bender Seller and/or the Flores Seller, or (ii) the knowledge such persons would reasonably be expected to have as a result of discharging their official duties in a reasonable manner.

(26)

“Liability” means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, whether or not the same is required to be accrued on the financial statements of such Person.

(27)

“Management Services Agreement” means that certain management services agreement, effective as of the date hereof by and among the LLC, ARM, the Lockwood Seller and the Bender Seller.

(28)

“NMC” means “Neuromonitoring Consultants of Colorado, Inc., a Colorado corporation.

(29)

“Ordinary Course of Business”: An action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:

(i)

is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person;

(ii)

does not require authorization by the board of directors, general partner, stockholders or partners of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and

(iii)

is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

(30)

“Other Indebtedness” of any Person means: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables incurred in the Ordinary Course of Business of such Person which are not more than 30 days past due), (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (iii) the principal amount of all obligations under or in respect of capitalized leases, (iv) the then drawable stated amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder and (v) all payment obligations of such Person under any interest rate protection agreements and similar agreements to the extent constituting a liability under GAAP.

(31)

“Operating Agreement” means that certain Operating Agreement of Amphora, LLC, dated 2004, that was entered into by the Lockwood Seller, the Bender Seller and the Flores Seller, which is to be amended and restated by that certain Amended and Restated Operating Agreement to be entered into by Purchaser and Sellers effective as of the Closing Date.

(32)

“Permit” means all certificates, licenses, permits, authorizations or approvals issued or granted to the LLC or ARM, as applicable.

(33)

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

(34)

“Registration Rights Agreement” means the Registration Rights Agreement dated the date hereof, substantially in the form of Exhibit A-1.

(35)

“Seller Material Adverse Effect” means, with respect to Sellers, a material adverse effect on the ability of Sellers to consummate the transactions contemplated hereby.

(36)

“subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership, voting membership interests or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body, or, if there are no such voting interests, 50% or more of the equity interests of which is owned directly or indirectly by such first Person or by another subsidiary of such first Person.

(37)

“Tax” shall mean all forms of taxation or duties imposed, or required to be collected or withheld, including charges, together with any related interest, penalties or other additional amounts.

(38)

“Tax Return” shall mean any return, filing, report, questionnaire, information statement or other document required to be filed, including any amendments that may be filed, for any taxable period with any Taxing Authority (whether or not a payment is required to be made with respect to such filing).

(39)

“Taxing Authority” shall mean any Governmental Entity exercising any authority to impose, regulate or administer the imposition of Taxes.

(40)

“Total Closing Date Consideration” means the sum of (i) $3,250,000.00 and (ii)  PainCare’s common stock, $0.0001 par value delivered to the Sellers at the Closing which collectively has a value equal to $3,250,000.00 on the Closing Date using the Fair Market Value of PainCare Stock (as defined herein).

(41)

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Amended and Restated Limited Liability Company

Operating Agreement, together with such other agreements, certificates and documents delivered at Closing.

(42)

“Transaction Expenses” means all of the fees and expenses of the LLC and the Sellers incurred prior to or as of the Closing relating to the transactions contemplated hereby for which the Sellers shall be responsible.

Section 1.2 Purchase and Sale of the Lockwood LLC Interests.  On the terms and subject to the conditions of this Agreement, at the Closing,

(a)

the Lockwood Seller shall sell, transfer, assign, convey and deliver to the Purchaser, and Purchaser shall purchase from the Lockwood Seller, a twenty percent (20%) membership interest in the LLC) owned by the Lockwood Seller, free and clear of all Liens (as defined in Section 3.6 hereinbelow); and

(b)

Purchaser shall deliver to the Lockwood Seller: (a) the Closing Date Cash Purchase Price for the Lockwood Seller via wire transfer at the time of the Closing to a bank account designated by the Lockwood Seller, and (b) certificates representing the Closing Date Purchaser Stock for the Lockwood Seller.

Section 1.3 Purchase and Sale of the Bender LLC Interests.  On the terms and subject to the conditions of this Agreement, at the Closing,

(a)

the Bender Seller shall sell, transfer, assign, convey and deliver to the Purchaser, and Purchaser shall purchase from the Bender Seller, a twenty percent (20%) membership interest in the LLC) owned by the Bender Seller, free and clear of all Liens (as defined in Section 3.6 hereinbelow); and

(b)

Purchaser shall deliver to the Bender Seller: (a) the Closing Date Cash Purchase Price for the Bender Seller via wire transfer at the time of the Closing to a bank account designated by the Bender Seller, and (b) certificates representing the Closing Date Purchaser Stock for the Bender Seller.

Section 1.4 Purchase and Sale of the Flores LLC Interests.  On the terms and subject to the conditions of this Agreement, at the Closing

(a)

the Flores Seller shall sell, transfer, assign, convey and deliver to the Purchaser, and Purchaser shall purchase from the Flores Seller, a twenty percent (20%) membership interest in the LLC) owned by the Flores Seller, free and clear of all Liens (as defined in Section 3.6 hereinbelow); and

(b)

Purchaser shall deliver to the Flores Seller: (a) the Closing Date Cash Purchase Price for the Flores Seller via wire transfer at the time of the Closing to a bank account designated by the Flores Seller, and (b) certificates representing the Closing Date Purchaser Stock for the Flores Seller.

Section 1.5 Closing Date.  The closing of the Acquisition (the “Closing”) shall take place at the offices of PainCare or such other mutually agreed to location or if mutually acceptable, remotely: (i) seventy-five (75) days after the execution of this Agreement by all parties to this Agreement subject to the satisfaction of the conditions set forth in Article VII (or, to the extent permitted, waived by the parties entitled to the benefits thereof); or (ii) less than seventy-five (75) days after the execution of this Agreement by all parties to this Agreement at a date mutually agreed upon by the parties to this Agreement if all of the conditions set forth in Article VII have been satisfied (or, to the extent permitted, waived by the parties entitled to the benefits thereof). The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 1.6 Transactions To Be Effected at the Closing.  At the Closing:

(a)

the Lockwood Seller shall deliver to Purchaser certificates representing the Lockwood Seller Interest, duly endorsed to Purchaser or accompanied by membership interest powers duly endorsed to Purchaser, in proper form for transfer, with appropriate stock transfer Tax stamps, if any, affixed, which, together with the certificates delivered to Purchaser by the Lockwood Seller, which represents 20% of the membership interests of the LLC outstanding as of the Closing Date.

(b)

the Bender Seller shall deliver to Purchaser certificates representing the Bender Seller Interest, duly endorsed to Purchaser or accompanied by membership interest powers duly endorsed to Purchaser, in proper form for transfer, with appropriate stock transfer Tax stamps, if any, affixed, which, together with the certificates delivered to Purchaser by the Bender Seller, which represents 20% of the membership interests of the LLC outstanding as of the Closing Date.

(c)

the Flores Seller shall deliver to Purchaser certificates representing the Flores Seller Interest, duly endorsed to Purchaser or accompanied by membership interest powers duly endorsed to Purchaser, in proper form for transfer, with appropriate stock transfer Tax stamps, if any, affixed, which, together with the certificates delivered to Purchaser by the Flores Seller, which represents 20% of the membership interests of the LLC outstanding as of the Closing Date.

(d)

Purchaser shall deliver to the Lockwood Seller: (i) the Closing Date Cash Purchase Price for the Lockwood Seller, and (ii) a certificate representing the Closing Date Purchaser Stock for the Lockwood Seller issued to the Lockwood Seller.

(e)

Purchaser shall deliver to the Bender Seller: (i) the Closing Date Cash Purchase Price for the Bender Seller, and (ii) a certificate representing the Closing Date Purchaser Stock for the Bender Seller issued to the Bender Seller.

(f)

Purchaser shall deliver to the Flores Seller: (i) the Closing Date Cash Purchase Price for the Flores Seller, and (ii) a certificate representing the Closing Date Purchaser Stock for the Flores Seller issued to the Flores Seller.

(g)

Purchaser shall: (i) deliver by wire transfer to the applicable bank account(s) designated in writing by the LLC any other Indebtedness of the LLC, if any, if such amounts are not paid off prior to the Closing Date, if applicable and (ii) deliver payment to the applicable accounts designated therefore of all Transaction Expenses.

(h)

If there are any other liens encumbering the partnership interests being purchased from any of the Sellers, then the attendant indebtedness needs to be identified and paid off prior to Closing, or alternatively, Purchaser will pay off such attendant indebtedness at the Closing and reduce the respective cash portions of the purchase price payable to the applicable Seller(s).

Section 1.7 Closing Cash and Accounts Receivable Requirements.

(a)

Closing Cash.  The Sellers agree, represent and warrant that as of the Closing the LLC and ARM shall have a collective minimum cash balance of Fifty Thousand and No/100 Dollars ($50,000).

(b)

Accounts Receivable.  The Sellers agree, represent and warrant that as of the Closing the LLC and ARM shall have aggregate gross accounts receivable of at least One Million Two Hundred Fifty Thousand and No/100 Dollars ($1,000,000).

Section 1.8 Installment Payments.

(a)

General.  Subject to the satisfaction of all of the Installment Payment Conditions (as defined in 1.8(f)(5) below) and the terms of this Section 1.8, Purchaser will pay to the Sellers a total amount of additional consideration of Eight Million Five Hundred Thousand and No/100 Dollars ($8,500,000) as follows:

(1)

56.67% of the LLC’s and ARM’s Formula Period Profits for the first Formula Period, but in no event shall such payment be less Two Million Eight Hundred Thirty-Three Thousand and 33/100 Dollars ($2,833,333);

(2)

56.67% of the LLC’s and ARM’s Formula Period Profits for the second Formula Period, but in no event shall such payment be less Two Million Eight Hundred Thirty-Three Thousand and 33/100 Dollars ($2,833,333);

(3)

56.67% of the LLC’s and ARM’s Formula Period Profits for the third Formula Period; provided, however, if the LLC’s and ARM’s Formula Period Profits for the first Formula Period and the Second Formula Period, collectively, were less than $10,000,000, then 56.67% of the Third Formula Period Excess Profits (as hereinafter defined) to the extent that it is a positive number.  The “Third Formula Period Excess Profits” means the Formula Period Profits for the first Formula Period plus the Formula Period Profits for the second Formula Period plus the Formula Period Profits for the third Formula Period minus $10,000,000.

(4)

56.67% of the LLC’s and ARM’s Formula Period Profits for the fourth Formula Period; provided, however, if the LLC’s and ARM’s Formula Period Profits for the first Formula Period, the Second Formula Period and the Third Formula Period, collectively, were less than $10,000,000, then 56.67% of the Fourth Formula Period Excess Profits (as hereinafter defined).  The “Fourth Formula Period Excess Profits” means the Formula Period Profits for the first Formula Period plus the Formula Period Profits for the second Formula Period plus the Formula Period Profits for the third Formula Period plus the Formula Period Profits for the Fourth Formula Period minus $10,000,000.

(each an “Installment Payment”); provided, however, in no event shall Purchaser pay more than a total of Eight Million Five Hundred Thousand and No/100 Dollars ($8,500,000) to Seller.  Purchaser shall pay such installment payments in the form of consideration as provided in Section 1.8(b) below.

(b)

Manner of Payment.  (i)  Within sixty (60) days after the end of each Formula Period, Purchaser shall cause to be delivered to the Sellers (A) a financial statement presenting the Formula Period Profits for the applicable Formula Period (the “Formula Period Profits Statement”); (B) a statement of Purchaser’s determination of the Fair Market Value of the Purchaser Shares as of the last day of the Formula Period and the manner and calculations by which it was determined; and (C) the Installment Payment (each an “Installment Payment” and collectively, the “Installment Payments”).  Such payments shall be made as follows: (A) fifty percent (50%) of the Installment Payment shall be made in cash to the Sellers via wire transfer to the bank account designated by the Sellers pursuant to Sections 1.2(b), 1.3(b) and 1.4(b), as applicable, or to such other account as the Sellers may have designated by notice to Purchaser; and (B) fifty percent (50%) of the Installment Payment shall be made in Purchaser Shares priced at Fair Market Value (as defined below) per one share of Purchaser common stock, the entire number of such Shares shall be delivered to the Sellers in his name.

(1)

Within thirty (30) business days after delivery of the Formula Period Profits Statement pursuant to Section 1.8(b)(i), the Sellers shall in, a written notice to Purchaser, either accept the Formula Period Profits Statement and the calculation of the Fair Market Value of the Purchaser Shares or describe in reasonable detail any proposed adjustments to the Formula Period Profits Statement or such calculation, or both, and the reasons therefore, including pertinent calculations.  If the Sellers fails to deliver notice of acceptance or objection to the Formula Period Profits Statement or the calculation of the Fair Market Value of the Purchaser Shares, or both, within such thirty (30) business day period, the Sellers shall be deemed to have accepted the Formula Period Profits Statement, the calculation and the Installment Payment.

(2)

In the event Purchaser and the Sellers are not able to agree on both the Formula Period Profits Statement and the calculation of the Fair Market Value of the Purchaser Shares within thirty (30) business days from and after the receipt by Purchaser of any objections raised by the Sellers, then Purchaser and the Sellers shall each have the right to require that determinations disputed by the Sellers be submitted to an independent certified public accountant that the Parties mutually select, for computation or verification in accordance with the provisions of this Agreement, and the additional amount of the Installment Payment, if any, that is payable by reason of the accountant’s computation shall be paid by Purchaser to the Sellers within fifteen (15) days after receipt of the accountant’s computation or verification.  (Provision is made in Section 1.8(d)(3)(v) for resolution of disputes about the Fair Market Value of the Purchaser Shares.)  The computation or verification made by the accountant shall be final and binding upon the Parties and there shall be no right of appeal from such decision.  If the accountant determines that Purchaser’s calculation of the amount of the Installment Payment due the Sellers is “significantly less” than that which the accountant or accounting firm determines is actually due to the Sellers, then Purchaser shall pay the Sellers interest on any unpaid Installment Payment at the rate of eight percent (8%) per annum, commencing on the date that is seventy-five (75) days after the end of such Formula Period.  For these purposes, “significantly less” shall mean an amount as calculated by Purchaser that is less than five (5%) or more of the amount that is determined to be due and owing the Sellers.

(c)

Installment Payment Cap.  Notwithstanding anything to the contrary in this Section 4, in no event whatsoever shall the aggregate amount of the Installment Payments paid to the Sellers from Purchaser in cash, in Purchaser Shares or any other form of consideration, valued as provided in this Agreement, exceed Eight Million, Five Hundred Thousand and No/100 Dollars ($8,500,000).

(d)

Definitions for Purposes of Section 1.  For purposes of Section 1.8 of this Agreement:

(1)

“Ancillary Service Revenues” shall mean any and all revenues derived by ARM from the provision of any “Designated Health Services”, as that term is defined at 42 USC 1395nn(h)(6) of the Federal Physician Self-Referral Law, or “Stark Law.”

(2)

“Fair Market Value” shall mean the value of the Purchaser Shares determined as follows:

(i)

if the principal market for the Purchaser Shares is a national securities exchange, then the “Fair Market Value” of the Purchaser Shares shall equal the thirty (30) day trailing average of the closing prices of the Purchaser Shares ending on the last day of the first, second or third Formula Period, as applicable, as reported by such exchange or on a composite tape reflecting transactions on such exchange; or

(ii)

if the principal market for the Purchaser Shares is not a national securities exchange, but the price of the Purchaser Shares is quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) Stock Market, and (A) if actual closing price information is available with respect to the Purchaser Shares, then the “Fair Market Value of the Purchaser Shares shall equal the thirty  (30) day trailing average of the closing prices of such stock ending on the last day of the first, second or third Formula Period, as applicable, on the NASDAQ Stock Market; or (B) if actual closing price information is not available with respect to the Purchaser Shares, then the “Fair Market Value” of the Purchaser Shares shall equal the thirty (30) day trailing average of the bid prices per share of such stock ending on the last day of the first (1st), second (2nd) or third (3rd) Formula Period, as applicable, on the NASDAQ Stock Market; or

(iii)

if the principal market for the Purchaser Shares is not a national securities exchange and such stock is not quoted on NASDAQ, then the “Fair Market Value” of the Purchaser Shares shall equal the thirty (30) day trailing average of the closing ask prices of the Purchaser Shares ending on the last day of the first, second or third Formula Period, as applicable, as reported by the OTC Bulletin Board Service or by National Quotation Bureau, Incorporated, or a comparable service selected by Purchaser; or

(iv)

if Sections (f)(2)(i)-(iii) above are inapplicable or if no trades have been made or no quotes are available for such day with respect to the Purchaser Shares, then the “Fair Market Value” of the Purchaser Shares shall be determined by an independent third party appraiser selected by Purchaser.

(v)

If, within thirty (30) business days after delivery of the Formula Period Profits Statement pursuant to Section 1.8(b)(1), the Sellers gives notice to Purchaser that they dispute Purchaser’s determination of the Fair Market Value of the Purchaser Shares, the Parties shall endeavor to agree upon that Fair Market Value.  If the Parties cannot reach such agreement within a further thirty (30) business days, then (A) if the dispute is as to a calculation under Sections (f)(2)(i)-(iii) above, the dispute shall be determined by an independent certified public accountant that the Parties mutually select or (B) if the dispute is as to the Fair Market Value determined pursuant to Section 1.8(d)(3)(iv), the dispute shall be determined by an independent third party appraiser that the Parties mutually select or, if the Parties are not able to agree in such selection, by an independent third party appraiser selected by the CPR Institute for Dispute Resolution in New York City.  The cost of any appraisal under this Section 1.8(d)(3)(v) shall be shared equally by the Parties, and each Party shall be responsible and financially liable for its or his own attorneys’ fees.

Notwithstanding the Fair Market Value ascribed to the Purchaser Shares pursuant to subsections 1.8(f)(2)(i), (ii), (iii), (iv) or (v) above, in no event shall the Fair Market Value of the Purchaser Shares ever be less than Two Dollars and 50/100 ($2.50) per share.

(3)

“Formula Period” means one (1) of four (4) consecutive twelve (12) month periods, the first of which shall commence the first (1st) day of the first (1st) calendar month following the month in which the Closing occurs.

(4)

“Formula Period Profits” shall mean the earnings before deductions for interest, taxes, depreciation and amortization (“EBITDA”) of ARM (including earnings for the professional and technical component of the intraoperative neuromonitoring services) and the LLC determined as if the two entities were a consolidated group not consolidated with any other entity, as such EBITDA is calculated by Purchaser’s independent certified public accountants for the applicable Formula Period where possible, and as such EBITDA is calculated by Purchaser for quarterly and less than quarterly periods for such Formula Period, in each case utilizing GAAP in accordance with EITF No. 97-2 (which shall not include as a cost or expense the Base Management Fee and the Bonus Management Fee as those terms are defined in the

Management Services Agreement but will include all other expenses of the Subsidiary and the Company (except as provided below) including, without limitation, the Operations Fee as defined in the Management Services Agreement).  Notwithstanding the foregoing, the calculation of the Formula Period Profits shall not include any (a) income of ARM or the LLC related to income derived from Ancillary Service Revenues (as defined in Section 1.8(d)(i) above); provided, however, income as it relates to the provision of the technical component of intraoperative neuromonitoring services shall be included in Formula Period Profits, or (b) costs or expenses related to: (i) the corporate overhead of Purchaser or other administrative or similar charges that Purchaser might impose upon ARM and the LLC, except those charges for services provided directly to and for the benefit of ARM and the LLC; (ii) any non-recurring charges, losses, profits, gains, or non-cash adjustments not related to the ongoing operations of ARM and the LLC, including but not limited to discontinued operations, extraordinary items, acquisition costs and goodwill charges incurred in connection with the transactions contemplated hereby (excluding the write-off of any goodwill which originates from the payment of the Total Closing Date Consideration or the Intended Installment Payment in accordance with FASB 142, if applicable), or (iii) direct expenses incurred by ARM and the LLC with respect to Designated Health Services (as referenced in Section 1.8(d)(i) above).

(5)

“Installment Payment Conditions” shall mean the following:

(i)

that the Management Services Agreement is in effect unless: (i) ARM has terminated the Management Services Agreement due to an uncured breach of the Management Services Agreement by Manager (as defined in the Management Services Agreement) or pursuant to Section 11.2 of the Management Services Agreement; or (ii) Manager has terminated the Management Services Agreement for ARM’s uncured breach of the obligation to pay the Operations Fee (as defined in the Management Services Agreement), provided that if the amount of the Operations Fee paid by ARM at the conclusion of the cure date is at least equal to the expenses of ARM as they existed as of the Closing then this Installment Payment Condition shall be deemed to have been satisfied; or (iii) Manager has terminated the Management Services Agreement without cause or for any cause other than as set forth in Section 11.3 of the Management Services Agreement or in the second sentence of Section 11.4 of the Management Services Agreement.

To the extent that this Installment Payment Condition in this Section 1.8(d)(5)(i) is not satisfied during any of the first, second, third or fourth Formula Period(s), and if such condition remains unsatisfied after Purchaser has given notice of the condition and the reason why it has not been satisfied to the Sellers and the condition has not been cured within the applicable cure period or, if no cure period is provided for, then within thirty (30) days after such notice from Purchaser, then for the applicable Formula Period where any of the Installment Payment Conditions are not satisfied, and for each subsequent Formula Period, Purchaser shall not be obligated to pay, and shall have no duty or obligation to ever pay, and the Sellers shall not receive, and shall have no right to ever receive, any Installment Payment that may otherwise be due the Sellers.

(ii)

the Lockwood Seller having been and continuing to be in material compliance with all of the terms and conditions of the Lockwood Seller’s Employment Agreement for the first two (2) Formula Periods; provided, however, if ARM terminates such agreement pursuant to Section 6.1.2(a) (i.e., termination due to the death or permanent disability or the Lockwood Seller) then this installment payment condition will be deemed satisfied.  Notwithstanding anything herein to the contrary to the extent that this installment payment condition is not satisfied, it shall only be applicable to the Lockwood Seller (meaning that if this installment payment condition is not satisfied then for the applicable Formula Period where this Installment Payment Condition is not satisfied, and for each subsequent Formula Period, Purchaser shall not be obligated to pay, and shall have no duty or obligation to ever pay, and the Lockwood Seller shall not receive, and shall have no right to ever receive, any Installment Payment that may otherwise be due the Lockwood Seller).

(iii)

the Bender Seller having been and continuing to be in material compliance with all of the terms and conditions of the Bender Seller’s Employment Agreement for the first two (2) Formula Periods; provided, however, if ARM terminates such agreement pursuant to Section 6.1.2(a) (i.e., termination due to the death or permanent disability or the Bender Seller) then this installment payment condition will be deemed satisfied.  Notwithstanding anything herein to the contrary to the extent that this installment payment condition is not satisfied, it shall only be applicable to the Bender Seller (meaning that if this installment payment condition is not satisfied then for the applicable Formula Period where this Installment Payment Condition is not satisfied, and for each subsequent Formula Period, Purchaser shall not be obligated to pay, and shall have no duty or obligation to ever pay, and the Bender Seller shall not receive, and shall have no right to ever receive, any Installment Payment that may otherwise be due the Bender Seller).

(iv)

the Flores Seller having been and continuing to be in material compliance with all of the terms and conditions of the Flores Seller’s Employment Agreement for the first two (2) Formula Periods; provided, however, if LLC terminates such agreement pursuant to Section 6.1.2(a) (i.e., termination due to the death or permanent disability or the Flores Seller) then this installment payment condition will be deemed satisfied.  Notwithstanding anything herein to the contrary to the extent that this installment payment condition is not satisfied, it shall only be applicable to the Flores Seller (meaning that if this installment payment condition is not satisfied then for the applicable Formula Period where this Installment Payment Condition is not satisfied, and for each subsequent Formula Period, Purchaser shall not be obligated to pay, and shall have no duty or obligation to ever pay, and the Flores Seller shall not receive, and shall have no right to ever receive, any Installment Payment that may otherwise be due the Flores Seller).

ARTICLE II

REPRESENTATIONS AND WARRANTIES
RELATING TO SELLERS AND THE LLC INTERESTS

Except as set forth in the schedule dated the date of this Agreement from the Sellers to Purchaser (the “Sellers Disclosure Schedule”), each of the Lockwood Seller, Bender Seller and Flores Seller, jointly and severally (with the exception of the representations and warranties made in Section 2.5 of this Agreement which are made severally), hereby represent and warrant to Purchaser, as of the date of this Agreement and as of the Closing Date, as follows:

Section 2.1 Authority; Execution and Delivery; Enforceability.  Each of the Sellers has full power and authority to execute this Agreement and to consummate the Acquisition and the other transactions contemplated hereby. The execution and delivery by each of the Sellers of this Agreement have been duly authorized by all necessary action. Each of the Sellers has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of each of the Sellers, enforceable against each of the Sellers in accordance with its terms.

Section 2.2 No Conflicts; Consents.  The execution and delivery by each of the Sellers of this Agreement does not, and the consummation of the Acquisition and the other transactions contemplated hereby and compliance by each of the Sellers with the terms hereof will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, any provision of (i) the governing instruments of any of the Sellers which are not a natural person, (ii) any Contract to which any of the Sellers is a party or by which any of its properties or assets is bound or (iii) any Judgment or Applicable Law applicable to any of the Sellers or its, his or their, as applicable, properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not have a Seller Material Adverse Effect. No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to any of the Sellers in connection with the execution, delivery and performance of this Agreement or the consummation of the Acquisition or the other transactions contemplated hereby, other than (A) compliance with and filings with the Agency for Health Care Administration and the Centers for Medicare and Medicaid necessary with respect to the change in the owner of the LLC Interests as described in this Agreement, and (B) any Consent, registration, declaration or filing the failure of which to obtain or make would not have, individually or in the aggregate, a Seller Material Adverse Effect.

Section 2.3 LLC Interests.  Each of the Sellers has good and valid title to the respective LLC Interests that he is selling pursuant to this Agreement, free and clear of all Liens. Upon delivery to Purchaser at the Closing of certificates representing such LLC Interests, duly endorsed by the respective Sellers for transfer to Purchaser, and upon each of the Sellers’ respective receipt of the amount payable to the respective Seller pursuant to Section 1.4, good and valid title to such LLC Interests will pass to Purchaser, free and clear of any Liens, other than those arising from acts of Purchaser or its Affiliates. Other than this Agreement, and the LLC Operating Agreement, such LLC Interests are not subject to any voting trust agreement or other Contract, including any Contract restricting or otherwise relating to the voting, dividend or distribution rights or disposition of such LLC Interests. None of the Sellers has other equity interests or rights to acquire equity interests in the LLC.

Section 2.4 Investor Representations.  In connection with the issuance by the Purchaser of the Closing Date Purchaser Stock for Lockwood, the Closing Date Purchaser Stock for Bender and the Closing Date Purchaser Stock for Flores as partial payment of the Total Closing Date Consideration, each of the Lockwood Seller, Bender Seller and Flores Seller hereby represents and warrants to, and covenants with, the Purchaser as follows:

(a)

By executing this Agreement, each of the Sellers acknowledges that:

(i)

There are continuing substantial risks incident to the acquisition of the Purchaser’s Securities and each of the Sellers may at any time suffer a complete loss of value of their respective ownership of the Closing Date Purchaser Stock for Lockwood, the Closing Date Purchaser Stock for Bender and the Closing Date Purchaser Stock for Flores, as applicable;

(ii)

No federal or state agency has passed upon the Closing Date Purchaser Stock issued in connection with this Agreement or made any finding or determination as to the fairness of the transactions contemplated hereby; and

(iii)

The Lockwood Seller, Bender Seller and Flores Seller, as applicable, must bear the risk of acquiring the Closing Date Purchaser Stock for Lockwood, the Closing Date Purchaser Stock for Bender and the Closing Date Purchaser Stock for Flores, as applicable, for an indefinite period of time because the Closing Date Purchaser Stock has not been registered under the Securities Act or any state securities laws, and, therefore, cannot be sold or transferred unless the sale or transfer is subsequently registered under said laws or the Purchaser receives a legal opinion of counsel reasonably satisfactory to the Purchaser that an exemption from such registration is available.

(b)

Each of the Lockwood Seller, Bender Seller and Flores Seller further represents and warrants to the Purchaser that:

(i)

Each of the Lockwood Seller, Bender Seller and Flores Seller has had the opportunity to examine all aspects of the Purchaser, and its proposed operations and financial condition that each of the Sellers has deemed relevant, including the Purchaser’s public filings available on line at http://www.sec.gov/, and has had the opportunity to ask such questions of directors, officers, employees and representatives of the Purchaser as each of the Sellers deems necessary for an evaluation of the Closing Date Purchaser Stock;

(ii)

Purchaser has not granted, offered or sold the Closing Date Purchaser Stock for Lockwood, the Closing Date Purchaser Stock for Bender and the Closing Date Purchaser Stock for Flores by means of any form of general solicitation or general advertising or by means of publicly disseminated advertisements or sales literature;

(iii)

Each of the Lockwood Seller, Bender Seller and Flores Seller has adequate means of providing for his, its or their, as applicable, current needs and possible future contingencies, and each of the Lockwood Seller, Bender Seller and Flores Seller has no need, and anticipates no need in the foreseeable future, to sell the Closing Date Purchaser Stock;

(iv)

Each of the Lockwood Seller, Bender Seller and Flores Seller possesses such expertise, knowledge and sophistication in financial and business matters generally that it is capable of evaluating the merits and economic risks of acquiring the Closing Date Purchaser Stock. Each of the Lockwood Seller, Bender Seller and Flores Seller is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, each of the Lockwood Seller, Bender Seller and Flores Seller is able to hold the Closing Date Purchaser Stock for an indefinite period of time and has sufficient net worth to sustain a loss of its, their or his, as applicable, entire investment in the event such loss should occur. Each of the Lockwood Seller, Bender Seller and Flores Seller is acquiring the Closing Date Purchaser Stock solely for investment for the respective Seller’s own account (and not for the account of any other person) and has no agreement, understanding or arrangement to subdivide, sell, assign, transfer or otherwise dispose of all or any part of any of the Closing Date Purchaser Stock to any other Person; and

(v)

All of the representations and information provided in this Section 2.5 is accurate and complete as of the date of this Agreement. If there should be any material change in any such representations, Sellers will immediately furnish accurate and complete information concerning any material change to the Purchaser.

(c)

Each of the Lockwood Seller, Bender Seller and Flores Seller acknowledges, represents and warrants that t the Lockwood Seller, Bender Seller and Flores Seller, as applicable, satisfies/satisfy one of the following:

(i)

The respective Seller is an accredited investor for purposes of Rule 501 under the Securities Act;

(ii)

The respective Seller is a corporation, partnership or similar entity not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(iii)

The respective Seller is a natural person whose individual net worth, or joint net worth with the respective Seller’s spouse, at the time of the acquisition of the Closing Date Purchaser Stock exceeds $1,000,000;

(iv)

The respective Seller is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the respective Seller’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(v)

The respective Seller is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Closing Date Purchaser Stock, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act;

(vi)

The respective Seller is an entity in which all of the equity owners are accredited investors; or

(vii)

The respective Seller, if not an accredited investor, possesses such expertise, knowledge and sophistication in financial and business matters generally, and familiarity with this investment, that together with its investment advisers it is capable of evaluating the merits and economic risks of acquiring the Closing Date Purchaser Stock.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
RELATING TO THE LLC

Except as set forth in the schedule dated the date of this Agreement from the LLC to Purchaser (the “LLC Disclosure Schedule”), each of the Lockwood Seller, Bender Seller and Flores Seller, jointly and severally, hereby represent and warrant to Purchaser, as of the date of this Agreement and as of the Closing Date (or, to the extent that a representation or warranty expressly relates to an earlier date, as of such earlier date), as follows:

Section 3.1 Organization and Standing; Books and Records.

(a)

Except as set forth in Section 3.1(a) of the LLC Disclosure Schedule, the LLC is a limited liability company duly organized, validly existing and in good standing under the laws of Colorado.  The LLC has full power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted (the “Business”) at the locations for which such Business is presently being conducted (the “Business Locations”). Except as set forth in Section 3.1(a) of the LLC Disclosure Schedule, the LLC is duly qualified and in good standing to do business as a foreign limited partnership in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary.

(b)

Except as set forth in Section 3.1(b) of the LLC Disclosure Schedule, the LLC has made available to Purchaser true and complete copies of the Articles of Organization for Amphora, LLC, as amended to date, and the LLC Operating

Agreement of the LLC. All actions taken by the LLC, including those taken by its members, managers, officers and employees, of the type required to be reflected in its minute books will be reflected in the LLC’s minute books which are to be made available to Purchaser at least 5 days prior to Closing. No material action of a type which would normally appear in a limited liability company’s minute books has been taken by the LLC that has not been otherwise disclosed to Purchaser. As of the Closing Date, the minute books of the LLC will have been made available for inspection by Purchaser and will be true and complete.

Section 3.2 The LLC Interests.

(a)

The Lockwood has a 33.333% membership interest in the LLC, the Bender Seller has a 33.333% membership interest in the LLC and the Flores Seller has a 33.333% membership interest (collectively, the “Issued and Outstanding LLC Interests”).  Except for the Issued and Outstanding LLC Interests, there are no units, membership interests or other equity securities of the LLC issued, reserved for issuance or outstanding. The Issued and Outstanding LLC Interests are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under the Colorado Liability Company Act, the Articles of Organization of Amphora, LLC, as amended, if applicable, or operating agreement of the LLC or any Contract to which the LLC is a party or otherwise bound. There are not any bonds, debentures, notes or other Indebtedness of the LLC having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of membership interests in the LLC may vote (“Voting LLC Debt”). Except as set forth in Section 3.2(a) of the LLC Disclosure Schedule, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” unit or other equity rights, unit or other equity appreciation rights, equity-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the LLC is a party or by which any of them is bound (i) obligating the LLC to issue, deliver or sell, or cause to be issued, delivered or sold, additional membership interests in the LLC or other equity interests in, or any security convertible or exercisable for or exchangeable into any membership interests in the LLC of or other equity interest in, the LLC or any Voting LLC Debt or (ii) obligating the LLC to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking. There are no outstanding contractual obligations of the LLC to repurchase, redeem or otherwise acquire any membership interests of the LLC.

(b)

Except for the ownership interests set forth in Section 3.2(b) of the LLC Disclosure Schedule, the LLC does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

Section 3.3 Authority; Execution and Delivery; Enforceability.  The LLC has full power and authority to execute this Agreement and to consummate the Acquisition and the other transactions contemplated hereby. The execution and delivery by the LLC of this Agreement and the consummation by the LLC of the Acquisition and the other transactions contemplated hereby and thereby have been duly authorized by all necessary action. The LLC has duly executed and delivered this Agreement and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 3.4 No Conflicts; Consents.  Except as set forth in Section 3.4 of the LLC Disclosure Schedule, the execution and delivery by the LLC of this Agreement does not, and the consummation of the Acquisition and the other transactions contemplated hereby and compliance by the LLC with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or result in the creation of any Lien upon any of the properties or assets of the LLC under, any provision of (i) the Articles of Organization of Amphora, LLC, as amended, if applicable, or the LLC Operating Agreement of the LLC, (ii) any Contract to which the LLC is a party or by which any of its respective properties or assets is bound or (iii) any Judgment or Applicable Law applicable to the LLC or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that do not exceed $2,000 individually or $5,000 in the aggregate. No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the LLC in connection with the execution, delivery and performance of this Agreement or the consummation of the Acquisition or the other transactions contemplated hereby, other than compliance with and filings under the Colorado Limited Liability Company Act.

Section 3.5 Financial Statements.

(a)

Section 3.5(a) of the LLC Disclosure Schedule sets forth (i) the audited balance sheet of the LLC as of December 31, 2005 (the “Balance Sheet”) and (ii) the audited statement of income and cash flows of the LLC for the fiscal year ended December 31, 2005 (the financial statements described in this sentence, collectively, the “Financial Statements”). Except (i) as set forth in Section 3.5(a) of the LLC Disclosure Schedule, (ii) as described in the notes to the Financial Statements, (iii) that the unaudited interim statements do not include footnote disclosure as required by GAAP and (iv) in the case of the unaudited statements, for normal, year-end adjustments (including recognizing taxes payable and bonus accruals), the Financial Statements have been prepared in accordance with GAAP and fairly present the financial condition and results of operations of the LLC as of the respective dates thereof and for the respective periods indicated therein.

(b)

Except as set forth in Section 3.5(b) of the LLC Disclosure Schedule, the LLC has accurately accrued in the Financial Statements for all employee and management bonuses. Section 3.5(b) of the LLC Disclosure Schedule sets forth a complete and accurate accrual of all bonuses owed to current and former employees and management as of the date of this Agreement and as of the Closing Date.

(c)

Except as set forth in Section 3.5(c) of the LLC Disclosure Schedule, since December 31, 2005, (i) the LLC has paid its accounts payable in a consistent and timely manner and has not altered any of its practices, policies or procedures in paying its accounts payable and (ii) no instance has occurred where the LLC took any action with regard to any account payable outside of the Ordinary Course of Business.

(d)

Section 3.5(d) of the LLC Disclosure Schedule identifies all individuals who help in the production of the Financial Statements and the provision of information for the preparation of the same and lists the responsibilities of each such individuals.

Section 3.6 Assets Other than Real Property Interests.

(a)

The LLC has good and valid title to all assets reflected on the Balance Sheet or thereafter acquired, other than those set forth in Section 3.6 of the LLC Disclosure Schedule or otherwise disposed of since the date of the Balance Sheet in the Ordinary Course of Business, in each case free and clear of all mortgages, liens, security interests, charges, easements, leases, subleases, covenants, rights of way, options, claims, restrictions or encumbrances of any kind (collectively, “Liens”), except (i) such Liens as are set forth in Section 3.6 of the LLC Disclosure Schedule, (ii) mechanics’, carriers’, workmen’s, repairmen’s or other like Liens arising or incurred in the Ordinary Course of Business, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course of Business and Liens for Taxes that are not due and payable or that may thereafter be paid without penalty, which in the case of this clause (ii) do not exceed $5,000 in the aggregate, (iii) Liens that secure obligations that are reflected as liabilities on the Balance Sheet or Liens the existence of which is referred to in the notes to the Balance Sheet and set forth in Section 3.6 of the LLC Disclosure Schedule and (iv) other imperfections of title or encumbrances, if any, that, individually or in the aggregate, do not impair the continued use and operation of the assets to which they relate in the conduct of the Business of the LLC as presently conducted (the Liens described in clauses (ii) through (iv) above, together with the Liens referred to in clauses (ii) through (v) of Section 3.7(a), are referred to collectively as “Permitted Liens”).

(b)

This Section 3.6 does not relate to real property or interests in real property, such items being the subject of Section 3.7, or to Intellectual Property, such items being the subject of Section 3.8.

Section 3.7 Real Property.

(a)

Section 3.7 of the LLC Disclosure Schedule sets forth a complete list of all real property and interests in real property owned in fee by the LLC (individually, an “Owned Property”). Section 3.7 of the LLC Disclosure Schedule also sets forth a complete list of all real property and interests in real property leased by the LLC or used by the LLC and material to its Business and not otherwise owned in fee (individually, a “Leased Property”). The LLC has good and marketable fee title to all Owned Property and good and valid title to the leasehold estates in all Leased Property (an Owned Property or Leased Property being sometimes referred to herein, individually, as a “LLC Property”), in each case free and clear of all Liens, except (i) the Liens described in clauses (ii) through (iv) of Section 3.6 above, (ii) such Liens as are set forth in Section 3.7 of the LLC Disclosure Schedule, (iii) leases, subleases and similar agreements set forth in Section 3.7 of the LLC Disclosure Schedule, (iv) easements, covenants, rights-of-way and other similar restrictions of record, (v) (A) zoning, building and other similar restrictions, (B) Liens that have been placed by any developer, landlord or other third party on property over which the LLC has easement rights or on any Leased Property and subordination or similar agreements relating thereto and (C) unrecorded easements, covenants, rights-of-way and other similar restrictions. None of the items set forth in clause (v) above, individually or in the aggregate, impairs the continued use and operation of the LLC Property to which they relate in the conduct of the Business of the LLC as presently conducted.

(b)

True and complete copies of (A) all deeds, existing title insurance policies and surveys of or pertaining to the LLC Property and (B) all instruments, agreements and other documents evidencing, creating or constituting any Real Estate Encumbrance on LLC Property have been delivered to Purchaser.

Section 3.8 Intellectual Property.  Section 3.8 of the LLC Disclosure Schedule sets forth a true and complete list of all material Intellectual Property, owned, used, filed by or licensed to the LLC. The Intellectual Property set forth in Section 3.8 of the LLC Disclosure Schedule is referred to in this Agreement as the “LLC Intellectual Property.” With respect to all LLC Intellectual Property that is registered or subject to an application for registration, Section 3.8 of the LLC Disclosure Schedule sets forth a list of all jurisdictions in which such LLC Intellectual Property is registered or registrations were applied for and all registration and application numbers. Except as set forth in Section 3.8 of the LLC Disclosure Schedule, (i) all the LLC Intellectual Property has been duly registered in, filed in or issued by the appropriate Governmental Entity where such registration, filing or issuance is necessary or appropriate for the conduct of the Business of the LLC as presently conducted, (ii) the LLC is the sole and exclusive owner of, and the LLC has the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other Person, all the LLC Intellectual Property, and the consummation of the Acquisition and the other transactions contemplated hereby does not and will not conflict with, alter or impair any such rights and (iii) during the past two years, the LLC has not received any written communication from any Person asserting any ownership interest in or claiming any infringement by any LLC Intellectual Property.

Section 3.9 Contracts.

(a)

A true and complete copy of all Contracts set forth in Section 3.9(a) of the LLC Disclosure Schedule has heretofore been made available to the Purchaser by the LLC. Except as set forth in Section 3.9(a) of the LLC Disclosure Schedule, the LLC is not a party to or bound by any:

(i)

covenant not to compete (other than pursuant to any radius restriction contained in any lease, reciprocal easement or development,

construction, operating or similar agreement) that limits the conduct of the Business of the LLC as presently conducted;

(ii)

Contract (other than this Agreement) with (A) any of Sellers or any Affiliate of any of Sellers (other than the LLC) or (B) any officer, director or employee of the LLC, any of Sellers or any Affiliate of any of Sellers;

(iii)

lease, sublease or similar Contract with any Person (other than the LLC) under which the LLC is a lessor or sublessor of, or makes available for use to any Person (other than the LLC), (A) any LLC Property or (B) any portion of any premises otherwise occupied by the LLC;

(iv)

license, sublicense, option or other agreement relating in whole or in part to the LLC Intellectual Property (including any license or other agreement under which the LLC is licensee or licensor of any Intellectual Property);

(v)

Contract under which the LLC has borrowed any money from, or issued any note, bond, debenture or under which the LLC has incurred Indebtedness to, any Person (other than the LLC) or any other note, bond, debenture or other Indebtedness of the LLC (other than in favor of the LLC) in any such case which, individually, is in excess of $2,000;

(vi)

Contract (including any so-called take-or-pay or keepwell agreements) under which (A) any Person other than the LLC, has directly or indirectly guaranteed Indebtedness or Liabilities of the LLC; (B) the LLC has directly or indirectly guaranteed Indebtedness or Liabilities of any Person, other than the LLC (in each case other than endorsements for the purpose of collection in the Ordinary Course of Business), in any such case which, individually, is in excess of $2,000; or (C) the LLC has agreed to indemnify any third party;

(vii)

Contract under which the LLC has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, a Person (other than the LLC and other than extensions of trade credit in the Ordinary Course of Business), in any such case which, individually, is in excess of $2,000;

(viii)

material Contract granting a Lien (other than Permitted Liens) upon any LLC Property or any other asset owned by the LLC;

(ix)

Contract for the sale of any asset of the LLC with a book value of $2,000 individually or $5,000 in the aggregate (other than inventory sales in the Ordinary Course of Business) or the grant of any preferential rights to purchase any such asset or requiring the consent of any party to the transfer thereof, other than any such Contract entered into in the Ordinary Course of Business after the date of this Agreement and not in violation of this Agreement;

(x)

Contract with or license or Permit by or from any Governmental Entity;

(xi)

Contract for any joint venture, partnership or similar arrangement;

(xii)

Contract providing for the services of any dealer, distributor, sales representative, franchisee or similar representative involving the payment or receipt over the life of such Contract in excess of $5,000 by the LLC;

(xiii)

Contract that has an aggregate future Liability to any Person (including the LLC) in excess of $5,000 and is not terminable by the LLC by notice of not more than 90 days for a cost of less than $1,000 (including purchase orders and sales orders except purchase orders and sales orders entered into in the Ordinary Course of Business after the date of this Agreement and not in violation of this Agreement); or

(xiv)

Contract other than as set forth above to which the LLC is a party or by which it or any of its assets or Businesses is bound or subject that is material to the Business of the LLC or the use or operation of its assets, including payor Contracts.

(b)

Except as set forth in Section 3.9(b) of the LLC Disclosure Schedule, all Contracts listed in Section 3.9(a) of the LLC Disclosure Schedule (the “LLC Contracts”) are valid, binding and in full force and effect and, to the knowledge of the LLC, are enforceable by the LLC in accordance with their terms. Except as set forth in Section 3.9 of the LLC Disclosure Schedule, the LLC has performed all material obligations required to be performed by it to date under the LLC Contracts, and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder and, to the knowledge of the LLC, no other party to any LLC Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. The LLC has not, except as disclosed in Section 3.9(b) of the LLC Disclosure Schedule, received any notice of the intention of any party to terminate any LLC Contract.

Section 3.10 Banking and Insurance.

(a)

Section 3.10(a) of the LLC Disclosure Schedule contains a true and complete list of the names and locations of all financial institutions at which the LLC maintains a checking account, deposit account, securities account, safety deposit box or other deposit or safekeeping arrangement and the names of all persons authorized to draw against any funds therein.

(b)

The LLC is not required by any Governmental Authorities to maintain or be insured under any insurance.  The LLC is insured under policies of insurance (including, without limitation, malpractice, commercial general liability and commercial property) issued by insurers of recognized responsibility insuring the LLC and its assets and Business against such losses and risks, and in such amounts, as the LLC believes are customary for limited partnerships engaged in the same or similar businesses and similarly situated, and except as disclosed in Section 3.10(b) of the LLC Disclosure Schedule none of such losses or risks are self- or co-insured by the LLC (except with respect to customary deductibles and retainages). Section 3.10(b) of the LLC Disclosure Schedule describes each insurance policy (specifying the insured, the insurer, the amount of coverage, the type of insurance, the policy number, the expiration date, the estimated annual premium for the current year and, if reasonably available, the next year, and any pending claims thereunder) maintained by the LLC. The insurance policies owned and maintained by the LLC are set forth in Section 3.10(b) of the LLC Disclosure Schedule. Except as set forth in Section 3.10(b) of the LLC Disclosure Schedule, all such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

Section 3.11 Taxes.

(a)

Except as set forth in Section 3.11(a) of the LLC Disclosure Schedule, (i) all Tax Returns required to be filed by the LLC and the Sellers with respect to the LLC have been timely filed, such Tax Returns are accurate in all respects and all Taxes due by the LLC and its partners (regardless of whether shown on any such Tax Returns) have been paid or are being contested in good faith; (ii) the most recent audited financial statements for the LLC reflect an adequate reserve for all Taxes payable by the LLC for all taxable periods and portions thereof through the date of such financial statements; (iii) no request has been made for any extension of time within which to file any Tax Returns required to be filed by or with respect to the LLC that have not since been filed; (iv) no Tax Return of the LLC has been audited or the subject of other Proceedings by any Governmental Entity, there are no ongoing audits, examinations or other administrative or court proceedings involving Taxes that relate to the LLC, and the LLC has not received any written request for information related to Taxes from any Governmental Entity or any notice from any Governmental Entity of any pending examination or any proposed deficiency, addition, assessment, demand for payment or adjustment relating to Taxes; (v) no deficiencies for any Tax have been proposed, asserted or assessed against or with respect to the LLC or its partners that have not been settled and paid; (vi) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Returns required to be filed by or with respect to the LLC; (vii) the LLC is not a party to or bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes. Purchaser has heretofore been furnished by the LLC with true, correct and complete copies of each federal and each other material Tax Return of the LLC with respect to the fiscal year ended December 31, 2004, and of all reports of, and communications from, any Governmental Entities relating to such periods. The LLC has properly withheld or collected all amounts required by law for income Taxes and employment Taxes relating to its employees, creditors, independent contractors and other third parties, and for sales Taxes on sales, and has properly and timely remitted such withheld or collected amounts to the appropriate Governmental Entity. Section 3.11(a) of the LLC Disclosure Schedule lists all states to which any Tax in excess of $1,000 is properly payable by the LLC.

(b)

Except as set forth in Section 3.11(b) of the LLC Disclosure Schedule, the LLC is not a party to any agreement or plan that could after the Closing Date require the LLC to make a payment that would result in (i) an “excess parachute payment” within the meaning of section 280G of the Code (or any corresponding provision of state, local or foreign Tax law) or (ii) a payment that is not fully deductible as a result of section 162(m) of the Code (or any corresponding provision of state, local or foreign Tax law). The LLC has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of section 6662 of the Code. The LLC is not and has never been included in a consolidated federal income Tax Return and has no liability for the Taxes of any other Person as a transferee or successor, by contract, or otherwise. The LLC has not distributed stock of another Person, nor had its equity distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by section 355 or section 361 of the Code. Except as set forth in Section 3.11(b) of the LLC Disclosure Schedule on the Closing Date, the LLC has not participated in any listed transaction, as defined in Treasury Regulation Section 1.6011-4(b)(2) required to be reported in a disclosure statement pursuant to Treasury Regulation Section 1.6011-4.

(c)

The LLC will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, or (iv) prepaid amount received on or prior to the Closing Date.

Section 3.12 Proceedings.  Section 3.12 of the LLC Disclosure Schedule sets forth a list as of the date of this Agreement of each pending or, to the knowledge of the LLC, threatened suit, action or proceeding (a “Proceeding”) against the LLC or any officer or director of the LLC in his capacity as an officer or director that (a) relates to or involves amounts of more than $1,000, (b) seeks any material injunctive relief, (c) relates to or involves any claim of sexual harassment or a directly related claim or (d) may give rise to any legal restraint on or prohibition against the transactions contemplated by this Agreement. Except as set forth in Section 3.12 of the LLC Disclosure Schedule, the LLC is not a party or subject to or in default under (i) any Judgment or (ii) any Proceeding initiated by the LLC, against any other Person.

Section 3.13 Benefit Plans.

(a)

Section 3.13(a) of the LLC Disclosure Schedule sets forth a true and complete list of each “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and each other material compensation, bonus, pension, profit sharing, deferred compensation, unit or other equity ownership, unit or other equity purchase, unit or other equity option, phantom equity, retirement, employment, change-in-control, welfare, collective bargaining, severance, disability, death benefit, hospitalization and medical plan, program, policy and arrangement maintained or contributed to (or required to be contributed to) for the benefit of any current or former employee, officer or director of the LLC and with respect to which the LLC would reasonably be expected to have direct or contingent Liability (the “LLC Benefit Plans “).

(b)

Except as set forth in Section 3.13(b) of the LLC Disclosure Schedule, (i) none of the LLC Benefit Plans is a “multiemployer plan” within the meaning of Section 3(37) of ERISA or is otherwise subject to Title IV of ERISA; (ii) none of the LLC Benefit Plans (other than coverage mandated under Applicable Law) provides retiree medical or life insurance benefits to any Person; (iii) each LLC Benefit Plan has been administered in compliance with its terms and the applicable provisions of ERISA, the Code and all other applicable laws, rules and regulations; (iv) neither the LLC nor any entity required to be treated as a single employer with the LLC under Section 414 of the Code has any unsatisfied Liability under Title IV of ERISA; (v) as of the date of this Agreement, there are no pending or, to the knowledge of the LLC, threatened investigations, claims or lawsuits in respect of any LLC Benefit Plan; (vi) except as set forth on the LLC Disclosure Schedule, no current or former employee, officer or director of the LLC will become entitled to any material payment, benefit or right, or any materially increased and/or accelerated payment, benefit or right, as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby. No LLC Benefit Plan to which the LLC has contributed or is or was required to contribute within the last seven years has any unfunded vested benefits or Liabilities which could result in any withdrawal Liability to the LLC were the LLC to effect a “complete withdrawal” or “partial withdrawal” from such LLC Benefit Plan. Except as set forth in Section 3.13(b) of the LLC Disclosure Schedule, no LLC Benefit Plan to which the LLC has contributed or is or was required to contribute within the last seven years has any unvested benefits or Liabilities. The LLC has no unfunded or under funded Liability or Liabilities to any LLC Benefit Plan.

Section 3.14 Employees and Labor Matters.

(a)

Except as otherwise disclosed in Section 3.13 of the LLC Disclosure Schedule, Section 3.14(a) of the LLC Disclosure Schedule contains a true and complete list of all employment or employment related Contracts with any current or former officer, Manager, employee or consultant that involve an unsatisfied Liability of the LLC in excess of $2,000, and true and complete copies of all such employment or employment related Contracts have been delivered to Purchaser.

(b)

Except for the employment agreements set forth in Section 3.14(b) of the LLC Disclosure Schedule or as otherwise set forth in such Section of the Disclosure Schedule, neither Purchaser nor the LLC will have any responsibility for continuing any person in the employ (or retaining any person as a consultant) of the LLC from and after the Closing or have any Liability for any severance payments to or similar arrangements (including bonuses) with any such person who shall cease to be an employee or consultant of the LLC at or prior to the Closing.

(c)

Except as set forth in Section 3.14(c) of the LLC Disclosure Schedule, (i) there is not occurring, and there has not occurred during the previous five years, or, to the knowledge of the LLC, been threatened, any strike, slow down, picket, work stoppage or other concerted action by any union or other group of employees or other persons against either the LLC or its premises or products; (ii) there are, and during the previous five years have been, no complaints or grievances known to the LLC by any union, other group, or class of employees or other persons which are unsettled or unresolved; and (iii) to the knowledge of the LLC, no union or other labor organization has attempted to organize any of the employees of the LLC.

(d)

Except as set forth in Section 3.14(d) of the LLC Disclosure Schedule, the LLC has complied with all legal requirements relating to employment and labor. Except as set forth in Section 3.14(d) of the LLC Disclosure Schedule, there are, and since the formation of the LLC have been, and to the knowledge of the LLC in the two years prior to the formation of the LLC, no complaints or grievances that have been formally filed with the LLC or any Governmental Entity by any employee, consultant, customer or vendor of the LLC or former employee, consultant, vendor or customer of the LLC which are unsettled or unresolved relating to claims of sexual harassment or related claims arising out of the same facts and circumstances concerning any officer or director of the LLC. Except as otherwise disclosed in Section 3.14(d) of the LLC Disclosure Schedule, to the knowledge of the LLC and Sellers, no facts or circumstances exist that would reasonably be expected to result in a claim of wrongful termination, employment discrimination, sexual harassment or other related claim by any current or former employee of the LLC against the LLC or partner of the LLC in their capacity as a director or officer.

Section 3.15 Absence of Changes or Events.  Except as set forth in Section 3.15 of the LLC Disclosure Schedule, from the date of the Balance Sheet to the date of this Agreement, (i) there has not been any event or occurrence that has resulted in a LLC Material Adverse Effect; (ii) there has not been any loss, damage or destruction to, or any interruption in the use of, any of the assets of the LLC (whether or not covered by insurance) having a net book value in the aggregate in excess of $2,000; (iii) the LLC has not (x) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any of the membership interests in the LLC or other securities, or (y) repurchased, redeemed or otherwise reacquired any membership interests in the LLC or other securities; (iv) the LLC has not purchased or otherwise acquired any assets from any other Persons for consideration in the aggregate in excess of $2,000, except for supplies acquired by the LLC in the Ordinary Course of Business; (v) the LLC has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other Indebtedness in an aggregate amount in excess of $20,000; (vi) the LLC has not incurred, assumed or otherwise become subject to any Liability in an aggregate amount in excess of $5,000, other than accounts payable (of the type required to be reflected as current liabilities in the “liabilities” column of a balance sheet prepared in accordance with GAAP) incurred by the LLC in bona fide transactions entered into in the Ordinary Course of Business; (vii) the LLC has not changed any of its methods of accounting or accounting practices in any respect; (viii) the LLC has not entered into any transaction or taken any other action outside the Ordinary Course of Business; and (ix) the LLC has not agreed, committed or offered (in writing or otherwise) to take any of the actions referred to in clauses “(iii)” through “(viii)” above.

Section 3.16 Compliance With Laws and Orders.

(a)

Compliance.  Except as set forth in section 3.16 of the LLC Disclosure Schedule, the LLC and its Business (including each and all of its operations, practices, properties and assets) is in compliance with all applicable laws and orders, including, without limitation, those applicable to discrimination in employment, Medicare, Medicaid, insurance billings, providing of medical services, sales of medication and durable medical equipment, occupational safety and health, trade practices, competition and pricing, product warranties, zoning, building and sanitation, employment, retirement and labor relations, and product advertising.  Except as set forth in section 3.16 of the LLC Disclosure Schedule, neither the Sellers nor the LLC has received notice of any violation or alleged violation of, and are subject to no Liability for past or continuing violation of, any laws or orders with respect to the LLC and the operation of the Business.  All reports and returns required to be filed by the Sellers or the LLC with any Government Entity have been filed, and were accurate and complete when filed.  Without limiting the generality of the foregoing:

(i)

The operation of the Business as it is now conducted does not, nor does any condition existing at the Business Locations, in any manner constitute a nuisance or other tortuous interference with the rights of any person or persons in such a manner as to give rise to or constitute the grounds for a suit, action, claim or demand by any such person or persons seeking compensation or damages or seeking to restrain, enjoin or otherwise prohibit any aspect of the conduct of the Business or the manner in which it is now conducted.

(ii)

The LLC has made all required payments to its unemployment compensation reserve accounts with the appropriate governmental departments where it is required to maintain such accounts with respect to the operations of the Business, and each of such accounts has a positive balance.

(iii)

The LLC has timely filed, in a complete and correct manner, all requisite claims and other reports required to be filed in connection with all state and federal Medicare and Medicaid programs due on or before the date hereof.  There are no claims, actions, payment reviews, or appeals pending or threatened before any commission, board or agency, including, without limitation, any intermediary or carrier, the Administrator of the Health Care Financing Administration, the Florida Department of Health and Rehabilitative Services, the Florida Board of Medicine or any other state or federal agency with respect to any Medicare or Medicaid claims filed by the LLC on or before the Closing or program compliance matters, which would adversely affect the LLC, the Business, or the consummation of the transactions contemplated hereby. No validation review or program integrity review related to the Sellers (other than normal, routine reviews) has been conducted by any commission, board or agency in connection with the practice of medicine or any Medicare or Medicaid program, and no such reviews are scheduled, pending or, threatened against or affecting the Sellers or the consummation of the transactions contemplated hereby.

(iv)

Neither the Sellers, the LLC nor any person or entity providing services for the LLC have engaged in any activities which are prohibited under 42 U.S.C. Section1320a-7b or the regulations promulgated thereunder, pursuant to such statutes or any other related state or local statutes and regulations, including but not limited to the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its, his or her own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration kickback, bribe or rebate, directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration in return for (e) referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (f) purchasing, leasing or ordering, or arranging for or recommending purchasing, leasing or ordering, any medication, goods, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid.  No physician (or his or her immediate family members) having a “financial relationship” with the LLC, as that term is defined in 42 U.S.C. Section 1395nn, is in a position, directly or indirectly, to refer patients or services to the LLC, or any such referral complies with the requirements of 42 U.S.C. Section 1395nn and the regulations promulgated pursuant thereto.

(v)

The LLC has filed when due any and all material cost reports and other documentation and reports, if any, required to be filed by third-party payors and governmental agencies in compliance with applicable contractual provisions and/or laws, regulations and rules.

(b)

Licenses and Permits. The LLC has all licenses, permits, approvals, authorizations and consents of all Government Entities and insurance companies including Medicare, Medicaid and all certificates, licenses and permits required for the conduct of the Business. Except as set forth in Disclosure Schedule 4.5(b), the LLC and the Business (including its operations, properties and assets) are and have been in compliance with all such permits and licenses, approvals, authorizations and consents.

Section 3.17 Environmental Matters.  Except as set forth in Section 3.17 of the LLC Disclosure Schedule and except as would not have a LLC Material Adverse Effect, (a) the LLC has obtained, and is in compliance with, all Permits required under Environmental Laws for the LLC to conduct its Business as that business is conducted by the LLC on the Closing Date and to conduct its Business, as that business is conducted on the Closing Date, on any property owned, leased or operated by the LLC on the Closing Date, (b) the LLC is in compliance with all Environmental Laws required to conduct its business as that Business is conducted by the LLC on the Closing Date and to conduct its Business, as that business is conducted on the Closing Date, on any property owned, leased or operated by the LLC on the Closing Date, (c) neither the Sellers nor the LLC has received any (i) written communication from a Governmental Entity that alleges that the LLC is not in compliance with, or is liable under, any Environmental Law, the substance of which has not been materially resolved; (ii) any written request for information pursuant to any Environmental Law alleging that the LLC is a “potentially responsible party” with respect to any investigation or remediation of any threatened or actual release of any Hazardous Material by the LLC or from any property owned, leased or operated by the LLC; (iii) any written notice from any Governmental Entity listing or proposing to list any property currently owned, operated or leased by the LLC or any property at which the LLC has disposed of or to which the LLC has otherwise transported Hazardous Materials on the National Priorities List promulgated pursuant to CERCLA or any equivalent state priority list of sites requiring investigation or cleanup; (d) there are no, and to the knowledge of the LLC have never have been any, underground storage tanks owned or operated by the LLC at any premises currently owned or leased by the LLC; and (e) there have not been any releases of any Hazardous Material (i) at, on or under any property currently owned, operated or leased by the LLC or (ii) to the knowledge of the LLC and Sellers, at, on, or under any property to which the LLC has disposed of or otherwise transported Hazardous Materials that, in the case of either (i) or (ii) could reasonably be expected to form the basis of any claim against the LLC under any Environmental Law.

Section 3.18 Transactions with Affiliates.  Except as set forth in Section 3.18 of the LLC Disclosure Schedule, none of the Contracts set forth in Section 3.9 of the LLC Disclosure Schedule between the LLC, on the one hand, and any of the Sellers or any Affiliates of any of the Sellers, on the other hand, will continue in effect subsequent to the Closing.

Section 3.19 Suppliers/Payors.  Except as set forth in Section 3.19 of the LLC Disclosure Schedule, the LLC does not have any supplier from whom it purchased more than 10% of the total amount of goods and services which it purchased during its most recent fiscal year.  Except as set forth in Section 3.19 of the LLC Disclosure Schedule, the LLC does not have any payor from whom it received more than 10% of the total amount of revenues from services it rendered during its most recent fiscal year.

Section 3.20 Private Offering.  None of Sellers, the LLC, their Affiliates or their representatives has issued, sold or offered any securities of the LLC to any person under circumstances that would cause the sale of the LLC Interests, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act of 1933, as amended (the “ Securities Act “). None of the Sellers, the LLC, their Affiliates or their representatives will offer the membership interests of the LLC or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the sale of the LLC Interests subject to the registration requirements of Section 5 of the Securities Act. Assuming the representations of

Purchaser contained in Section 4.5 are true and correct, the sale and delivery of the LLC Interests hereunder are exempt from the registration and prospectus delivery requirements of the Securities Act.

Section 3.21 No Undisclosed Liabilities.  To the knowledge of the LLC and the Sellers, as of the date hereof, except for (i) any Liabilities set forth on Section 3.5 or 3.21 of the LLC Disclosure Schedule, (ii) Liabilities set forth or provided for on the Balance Sheet or the notes thereto, (iii) Liabilities which have arisen after January 31, 2005 in the Ordinary Course of Business, (iv) any Indebtedness, (v) accounts payable or accrued expenses (of the type required to be reflected as current liabilities in the “liabilities” column of a balance sheet prepared in accordance with GAAP), and (vi) Liabilities under the Contracts listed in Section 3.9 of the LLC Disclosure Schedule to the extent that the existence of such Liabilities is reasonably ascertainable solely by reference to the Contracts, (A) the LLC has no Liabilities of the type required to be disclosed as provided for in financial statements or in the notes thereto in accordance with GAAP and (B) other than those that may exist or occur in the Ordinary Course of Business, there exist no facts or circumstances that in the LLC’s reasonable judgment would be likely to give rise to a Liability of the type required to be disclosed as provided for in financial statements or in the notes thereto in accordance with GAAP.

Section 3.22 Standard Warranties.  Section 3.22 of the LLC Disclosure Schedule contains a true and complete description of the standard warranties granted or made with respect to products sold or services rendered by the LLC.

Section 3.23 Questionable Payments.  Neither the LLC nor the Sellers have (a) used any partnership funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payments to government officials or employees, or foreign government officials or employees, from partnership funds, (c) established or maintained any unlawful or unrecorded fund of partnership monies or other assets, (d) made any false or fictitious entries on the books of account of the LLC or (e) made or received any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 3.24 Accounts Receivable.  All accounts receivable of the LLC reflected on the Balance Sheet and all accounts receivable of the LLC that have arisen since the date of the Balance Sheet (except such accounts receivable as have been collected since such date) arose in the Ordinary Course of Business, to the knowledge of the LLC are valid and enforceable claims. The goods and services sold and delivered that gave rise to such accounts were sold and delivered in conformity with all applicable express and implied warranties, agreements and specifications. Except as set forth in Section 3.24 of the LLC Disclosure Schedule, to the knowledge of the LLC, such accounts receivable of the LLC are subject to no valid defense, offset or counterclaim and can be collected in the full amount thereof, except to the extent of the allowance for doubtful accounts reflected on the Balance Sheet. Section 3.24 of the LLC Disclosure Schedule contains a true complete aging of the LLC’s accounts receivable as of the date of the Balance Sheet.

Section 3.25 Indemnification Claims.  Section 3.25 of the LLC Disclosure Schedule sets forth all indemnification claims made by Sellers or the LLC relating to any Contract or agreement to purchase assets by the Sellers for the benefit of the LLC or by the LLC for the benefit of itself.

Section 3.26 Purchase Orders.  Except as set forth on Section 3.26 of the LLC’s Disclosure Schedule, (i) there were no individual purchase orders outstanding on January 31, 2005 in excess of $5,000, (ii) there are no outstanding individual purchase orders in excess of $5,000 as of the date hereof, and (iii) purchase orders issued after the date hereof, will be in accordance with Section 5.1.

Section 3.27 Health Care Compliance.  None of the LLC’s physician employees, physician members, or immediate family members of the physician members, have any financial relationship (whether investment interest, compensation interest, or otherwise) with any entity to which any of the foregoing refer patients, except for such financial relationships that qualify for exceptions to state and federal laws restricting physician referrals to entities in which they have a financial interest.

Section 3.28 Fraud and Abuse.  None of the LLC’s employees or the Sellers have engaged in any activities which are prohibited under 42 U.S.C. Section 1320a-7b, or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations.

Section 3.29 Legal Compliance.  The Sellers, the LLC and their Affiliates have complied with all applicable Laws (including rules, regulations, codes, injunctions, judgments, orders, decrees, and rulings of federal, state, local, and foreign governments (and all agencies thereof)), and no action, suit, proceeding, hearing, complaint, claim, demand, notice or investigation has been filed or commenced, or to the Knowledge of the LLC, threatened against the LLC or the Business alleging any failure so to comply.  The LLC and the Business is lawfully operated in accordance with the requirements of all applicable Laws and has in full force and effect all authorizations and permits necessary to engage in the management of a medical practice.  There are no outstanding notices of deficiencies relating to the LLC or the Business issued by any governmental authority or third-party payor requiring conformity or compliance with any applicable law or condition for participation with such governmental authority or third-party condition for participation with such governmental authority or third-party payor.  Neither the Sellers nor the LLC has received notice and the LLC has no Knowledge or reason to believe that, such necessary authorizations may be revoked or not renewed in the Ordinary Course of Business.

Section 3.30 Third-party Payors.  Section 3.30 of the LLC Disclosure Schedule sets forth an accurate, correct and complete list of the LLC’s third-party payors. Neither the Sellers nor the LLC has received any notice nor has any Knowledge that any third-party payor intends to terminate or materially reduce its business with, or reimbursement to, the LLC.  Neither the Sellers nor the LLC has any reason to believe that any third-party payor will cease to do business with the LLC after, or as a result of, the consummation of any transactions contemplated hereby.  Neither the Sellers nor the LLC knows of any fact, condition or event which would adversely affect its relationship with any third-party payor.

Section 3.31 Corporate Practice or Fee Splitting.  The actions, transactions or relationships arising from, and contemplated by, this Agreement does not violate any law, rule or regulation relating to the corporate practice of medicine or fee splitting.  The LLC and each of the Sellers accordingly agrees that they will not and will not cause any other party, in an attempt to void or nullify this Agreement or any document related to the Transaction or any relationship involving the LLC to sue, claim, aver, allege or assert that any such document or any such relationship violates any law, rule or regulation relating to the corporate practice of medicine or fee splitting.

Section 3.32 HIPAA.  Section 3.32 of the LLC Disclosure Schedule lists and describes all plans and other efforts of the LLC to comply with the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), including the final regulations promulgated thereunder, whether such plans and efforts have been put in place or are in process.  Section 3.32 of the LLC Disclosure Schedule includes but is not limited in any manner whatsoever to any privacy compliance plan of the LLC is in place or in development, and any plans, analyses or budgets relating to information systems including but not limited to necessary purchases, upgrades or modifications to effect HIPAA compliance.

Section 3.33 Improper and Other Payments.

(a)

Neither the Sellers, LLC, any employee agent or representative of the LLC nor any person acting on behalf of any of them, has made, paid or received any unlawful bribes, kickbacks or other similar payments to or from any person or authority, (b) no contributions have been made, directly or indirectly, by the LLC to a domestic or foreign political party or candidate; and (c) the internal accounting controls of the Sellers are believed to be adequate to detect any of the foregoing under current circumstances.

Section 3.34 Medical Waste.  With respect to the generation, transportation, treatment, storage, and disposal, or other handling of Medical Waste, the LLC has complied with all Medical Waste Laws (as hereinafter defined).

“Medical Waste” includes, but is not limited to, (a) pathological waste, (b) blood, (c) sharps, (d) wastes from surgery or autopsy, (e) dialysis waste, including contaminated disposable equipment and supplies, (f) cultures and stocks of infectious agents and associated biological agents, (g) contaminated animals, (h) isolation wastes, (i) contaminated equipment, (j) laboratory waste, and (k) various other biological waste and discarded materials contaminated with or exposed to blood, excretion, or secretions from human beings or animals.  “Medical Waste” also includes any substance, pollutant, material, or contaminant listed or regulated under the Medical Waste Tracking Act of 1988, 42 U.S.C. Sections 6992, et seq. (“MWTA”).

“Medical Waste Law” means the following, including regulations promulgated and orders issued thereunder, all as may be amended from time to time: the

MWTA; the U.S. Public Vessel Medical Waste Anti-Dumping Act of 1988, 33 USCA §§2501 et seq.; the Marine Protection, Research, and Sanctuaries Act of 1972, 33 USCA §§1401 et seq.; the Occupational Safety and Health Act, 29 USCA §§651 et seq.; the United States Department of Health and Human Services, National Institute for Occupational Self-Safety and Health Infectious Waste Disposal Guidelines, Publication No. 88-119; and any other federal, state, regional, county, municipal, or other local laws, regulations, and ordinances insofar as they purport to regulate Medical Waste, or impose requirements relating to Medical Waste.

Section 3.35 Disclosure.  No representation or warranty by the Sellers or the LLC in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of the Sellers or the LLC pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading.  All statements and information contained in any certificate, instrument, disclosure schedules or document delivered by or on behalf of the Sellers and the LLC shall be deemed representations and warranties by the Sellers.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER
RELATING TO ARM

Except as set forth in the schedule dated the date of this Agreement from ARM to Purchaser (the “ARM Disclosure Schedule”), each of the Lockwood Seller, Bender Seller and Flores Seller, jointly and severally, hereby represent and warrant to Purchaser, as of the date of this Agreement and as of the Closing Date (or, to the extent that a representation or warranty expressly relates to an earlier date, as of such earlier date), as follows:

Section 4.1 Organization, Qualification, and Corporate Power.  ARM is a professional limited liability corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado.  ARM has full power and authority and all licenses, permits and authorizations necessary to carry on the businesses in which it is currently engaged and to own and use the properties owned and used by it.  Disclosure Schedule 4.1 lists all of the officers and directors of the Board of Directors of ARM.  ARM has made available to the Purchaser correct and complete copies of the minute book, articles of organization and operating agreement of ARM, as amended to date.  ARM is not in default under or in violation of any provision of its articles of organization or operating agreement.

Section 4.2 Members Capitalization.  All issued and outstanding membership interests in ARM are held by the Lockwood Seller and the Bender Seller, with the Lockwood Seller holding 50% of such issued and outstanding membership interests and the Bender Seller holding 50% of such issued and outstanding membership interests.  All of the issued and outstanding membership interests of ARM have been duly authorized, are validly issued, fully paid, and nonassessable and are held of record by the Lockwood

Seller and the Bender Seller.  Each of the Lockwood Seller and the Bender Seller has good title to the membership interests of ARM free and clear of any and all liens, claims, security interests or other encumbrances of any Person.  There are no outstanding or authorized options, warrants, purchase rights, subscription rights, redemption rights, conversion rights, exchange rights, or other contracts or commitments that could require ARM to issue, sell, or otherwise cause to become outstanding any of its membership interests.  There are no outstanding or authorized membership interest appreciation, phantom membership interest, profit participation, or similar rights with respect to ARM.  Other than the operating agreement of ARM, there are no stockholders’ agreements, voting trusts, proxies, or other agreements or understandings with respect to the voting of the membership interest of ARM.

Section 4.3 Authorization.  ARM has full power and authority (including full corporate power and authority) to execute and deliver the Management Services Agreement and to perform its obligations under the Management Services Agreement.  The execution, delivery and performance of the Management Services Agreement by ARM has been duly authorized and approved by its Manager, and no other corporate proceedings on the part of ARM are necessary to authorize the Management Services Agreement and the transactions contemplated thereby.  Each of ARM, the Lockwood Seller and the Bender Seller has the full power and authority to execute and deliver the Management Services Agreement.  Each of the Lockwood Seller and the Bender Seller hereby consents to ARM entering into, performing under and being bound by the terms of the Management Services Agreement, in lieu of acting on the same at a meeting of the members of ARM.  The Management Services Agreement constitutes the valid and legally binding obligation of ARM and the Lockwood Seller and the Bender Seller, enforceable in accordance with its terms and conditions.

Section 4.4 Noncontravention.  Except as set forth in the ARM Disclosure Schedule 4.4, the execution and the delivery of the Management Services Agreement by ARM or the Lockwood Seller and the Bender Seller will not violate any constitution, statute, regulation, rule, injunction, Order, ruling, or other restriction of any government, governmental agency, court or any other third party whatsoever to which ARM or the Lockwood Seller or Bender Seller are subject, or any provision of the articles of organization or operating agreement of ARM.  Except as set forth in the ARM Disclosure Schedule 4.4, the Lockwood Seller, Bender Seller and ARM need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other third party whatsoever in order for the Parties to consummate the transactions contemplated by this Agreement.

Section 4.5 Broker’s Fees.  Except as disclosed in the ARM Disclosure Schedule 4.5, neither the Lockwood Seller, the Bender Seller nor ARM has entered into any broker or finder’s agreement for which they, it, or Purchaser is required to pay any Liability or obligation to pay any fees, expenses, or commissions to any consultant, broker, finder, or agent in connection with the transactions contemplated by this Agreement.

Section 4.6 Title to Assets.  ARM Disclosure Schedule 4.6 contains a complete, true and correct list of all of the material assets of ARM.  Except as to assets disposed of in the ordinary course of business subsequent to the date hereof and as otherwise contemplated by this Agreement, ARM has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on its Balance Sheet dated December 31, 2005 or acquired after the date thereof, free and clear of all Security Interests.  The assets set forth in the ARM Disclosure Schedule 4.6, in conjunction with any assets which ARM leases, constitute all of the assets used by ARM in connection with its business as presently conducted.

Section 4.7 No Subsidiaries.  ARM has no subsidiaries and does not control, directly or indirectly, or have any direct or indirect equity participation in any corporation, partnership, limited liability company, trust or other business association.

Section 4.8 Financial Statements.  ARM has prepared financial statements consisting of (i) a balance sheet and statement of operations as of and for the year ended December 31, 2005 (the “Annual Financial Statements”), each of which are included in the ARM Disclosure Schedule 4.8.  The Annual Financial Statements and Interim Financial Statements (collectively, the “Financial Statements”) have been prepared in accordance with the cash method of accounting.  The Financial Statements present fairly the financial condition of ARM as of such dates and the results of the operations of ARM for such periods, are correct and complete in all material respects, and are consistent with the books and records of ARM (which books and records are correct and complete).  Except as provided in the Interim Financial Statements, or as fully disclosed in the ARM Disclosure Schedule 4.8, ARM does not have any Liabilities (including without limitation accounts payable, and accrued expenses) which might be or become a charge against ARM since the date of the Interim Financial Statements, other than those arising in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

Section 4.9 Events Subsequent to Most Recent Year End.  Except as disclosed in the ARM Disclosure Schedule 4.9, since December 31, 2005 (the “Most Recent Year End”), there has not been any material adverse change in the business, financial condition, operations, results of operations of ARM, or future prospects of ARM.  Without limiting the generality of the foregoing, since the Most Recent Year End:

(a)

Sale or Lease of Assets.  ARM has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for fair market value in the ordinary course of its business;

(b)

Contracts.  ARM has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the ordinary course of business;

(c)

Change in Contracts.  No third party (or ARM) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which ARM is a party or by which it is bound and neither the Bender Seller or the Lockwood Seller nor ARM has any intent to do any of the foregoing or has received a verbal or written indication of any third party’s intent to do any of the foregoing;

(d)

Security Interests.  ARM has not had imposed any Security Interest upon any of its assets, tangible or intangible;

(e)

Investments.  ARM has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

(f)

Debts.  ARM has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

(g)

Liabilities Unaffected.  ARM has not delayed or postponed the payment of accounts payable and other Liabilities or accelerated the collection of accounts, notes or other receivables;

(h)

Claims Unaffected.  ARM has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) outside the ordinary course of its business;

(i)

Articles and Bylaws.  There has been no change made or authorized in the articles of organization or operating agreement of ARM;

(j)

Changes in Equity.  ARM has not issued, sold, or otherwise disposed of any of its membership interests, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its membership interests;

(k)

Distribution.  ARM has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

(l)

Property Damage.  ARM has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property or assets;

(m)

Transactions with Affiliates.  ARM has not made any loan to, or entered into any other transaction with, any of its directors, officers and employees;

(n)

Collective Bargaining Agreements.  ARM has not entered into any collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

(o)

Compensation Changes.  ARM has not granted any increase in the base compensation of any of its directors, officers, and employees;

(p)

Employee Benefit Plans.  ARM has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

(q)

Officers; Directors; Employees.  ARM has not made any change in the employment terms for any of its Managers, officers and employees, other than to terminate such agreements as required herein;

(r)

Charitable or Capital Contributions.  ARM has not made or pledged to make any charitable or other capital contribution;

(s)

Ordinary Course of Business.  There has not been any other occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business involving ARM;

(t)

Accounting Practices.  There has not been any change in any method of accounting or accounting principle, estimate or practice of ARM;

(u)

Accounts Receivable.  ARM has not accelerated the collection of any Accounts Receivable or any other amounts owed to it; and

(v)

In General.  Neither ARM nor the Bender Seller or the Lockwood Seller have committed to do any of the foregoing.

Section 4.10 Undisclosed Liabilities.  ARM has no Liability, and there is no basis for any present or future action, suit, proceeding, hearing, investigation, complaint, claim, or demand against it giving rise to any Liability, except for: (a) Liabilities disclosed in the ARM Disclosures Schedule; (b) contractual obligations incurred in the ordinary course of business; and (c) Liabilities which have arisen after the Interim Balance Sheet in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).  As of the Closing, other than the current trade accounts payable, leasehold obligations and accrued payroll and benefit obligations, ARM shall not have any unpaid liabilities, other than those listed in the ARM Disclosure Schedule 4.10, including, but not limited to, any bank debt, capital leases or any general or professional liability claims, or be obliged in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person, except endorsements in the ordinary course of business in connection with the deposit, in banks or other financial institutions, of items for collection.

Section 4.11 Tax Matters.

(a)

Tax Returns.  Except as set forth in the ARM Disclosure Schedule 4.11, ARM has filed all Tax Returns it was required to file.  All such Tax Returns were correct and complete in all respects and were filed on a timely basis.  All Taxes owed by the members of ARM (whether or not shown on any Tax Return) have been paid.  ARM currently is not the beneficiary of any extension of time within which to file any Tax

Return.  No claim is currently pending by an authority in a jurisdiction where ARM is or may be subject to taxation by that jurisdiction.  There are no Security Interests on any of the assets of ARM that arose in connection with any failure (or alleged failure) to pay any Tax.

(b)

Withholding.  ARM has withheld, and remitted when due, all Taxes required to have been withheld or paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c)

No Disputes of Claims.  To the Lockwood Seller’s Knowledge and the Bender Seller’s Knowledge, neither the Lockwood Seller or the Bender Seller nor any Manager or officer (or employee responsible for Tax matters) of ARM expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed.  There is no dispute or claim concerning any Tax Liability of ARM either: (a) claimed or raised by any authority in writing; or (b) as to which the Lockwood Seller or the Bender Seller or any directors and officers (and employees responsible for Tax matters) of ARM has Knowledge based upon personal contact with any agent of such authority.  The ARM Disclosure Schedule 4.11 lists all federal, state, local, and foreign income Tax Returns filed with respect to ARM for taxable periods ended on or after December 31, 2004, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit.  The Lockwood Seller and the Bender Seller have made available to Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of ARM and its Affiliates since December 31, 2004.

(d)

No Waivers.  ARM has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e)

No Special Circumstances.  ARM has not made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payment that would be an excess parachute payment that would not be deductible because of Code Section 280G.  ARM has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).  ARM has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

(f)

Audits of Tax Returns.  No Tax Return of ARM is currently under audit or examination by any taxing authority, and neither the Lockwood Seller or the Bender Seller nor ARM has received a written notice stating the intention of any taxing authority to conduct such an audit or examination.  Each deficiency resulting from any audit or examination relating to Taxes by any taxing authority has been paid, except for deficiencies being contested in good faith.  The revenue agents’ reports related to any prior audits and examinations are attached as part of the ARM Disclosure Schedule 4.11.

(g)

Period of Assessment.  There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes.

(h)

Tax Agreements.  ARM is not a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement with respect to Taxes, including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority.

(i)

Inclusions in Taxable Periods.  ARM will not be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Code Section 481 with respect to a change in method of accounting occurring before the Closing Date or comparable provisions of state, local or foreign tax law.

(j)

Consents.  ARM has not filed a consent pursuant to or agreed to the application of Code Section 341(f).

(k)

Personal Holding Company.  ARM has not, during the five (5) year period ending on the Closing Date, been a personal holding company within the meaning of Code Section 541.

(l)

Consolidated Tax Returns.  ARM has never filed or been included in any combined or consolidated Tax Return with any other Person or been a member of an Affiliated Group filing a consolidated federal income Tax Return.

Section 4.12 Real Property.  ARM does not own any real property.  The ARM Disclosure Schedule 4.12 lists and describes briefly all real property leased or subleased by ARM.  The Lockwood Seller and the Bender Seller have made available to Purchaser correct and complete copies of the leases and subleases listed in the ARM Disclosure Schedule 4.12 (as amended to date).  With respect to each lease and sublease listed in the ARM Disclosure Schedule 4.12:

(a)

Binding.  The lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

(b)

Continued Validity.  The lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

(c)

No Defaults.  ARM is not in breach or default under the lease or sublease and no third party is in breach or default under the lease or sublease except with respect to such matters which would not have a Material Adverse Effect on ARM, the LLC or Purchaser or their business or operations, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder except with respect to such matters which would not have a Material Adverse Effect on ARM, the LLC or Purchaser or their business or operations;

(d)

Repudiation.  Neither ARM nor any other party to the lease has repudiated any provision of the lease or sublease;

(e)

No Disputes.  There are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

(f)

Subleases.  With respect to each sublease, the representations and warranties set forth in subsections 4.12(a) through 5.12(e) above are to the Lockwood Seller’s Knowledge and the Bender Seller’s knowledge true and correct with respect to the underlying lease;

(g)

Encumbrances.  None of ARM or its Affiliates has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

(h)

Approvals.  All facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

(i)

Utilities.  All facilities leased or subleased thereunder are supplied with utilities and other services reasonably necessary for the operation of said facilities.

Section 4.13 Intellectual Property.  ARM owns or has the right to use pursuant to a valid license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of ARM as presently conducted and as presently proposed to be conducted.  No claim or demand of any Person has been made, nor is there any proceeding that is pending, or to the Lockwood Seller’s Knowledge or the Bender Seller’s Knowledge, threatened, which challenges the rights of ARM with respect to any Intellectual Property or asserts that ARM is infringing or otherwise in conflict with or is required to pay any royalty or license fee with respect to any Intellectual Property.

Section 4.14 Condition of Tangible Assets.  Each material tangible asset of ARM is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable, designed and intended for the purposes for which it presently is used by the Lockwood Seller or the Bender Seller and ARM.

Section 4.15 Contracts.  The ARM Disclosure Schedule 4.15 lists the following contracts and other agreements, written or oral, to which ARM is a party:

(a)

Personal Property Leases.  Any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments;

(b)

Services.  Any agreement (or group of related agreements) for the furnishing or receipt of services, the performance of which will extend over a period of more than one (1) year;

(c)

Partnership; Joint Venture.  Any agreement constituting a partnership or joint venture;

(d)

Indebtedness.  Any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease  obligation;

(e)

Confidentiality; Non-Competition.  Any agreement concerning confidentiality or non-competition;

(f)

Member’s Agreements.  Any agreement by and between the Lockwood Seller or the Bender Seller and any Affiliate of ARM;

(g)

Plans.  Any profit sharing, membership interest option, membership interest purchase, membership interest appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former Managers, officers, and employees;

(h)

Employment or Consulting Agreements.  Any agreement for the employment of any individual on a full-time or part-time or the engagement of any individual as a consultant or independent contractor, or otherwise compensating an individual for services rendered or to be rendered to ARM, which agreement is not terminable at the will of ARM without penalty;

(i)

Advances; Loans.  Any agreement under which ARM has advanced or loaned any amount to any of its directors, officers and employees outside the ordinary course of business;

(j)

Adverse Effects.  Any agreement under which the consequences of a default or termination could have a Material Adverse Effect on the business, financial condition, operations, results of operations or future prospects of ARM; and

(k)

Other Agreements.  Any other agreement (or group of related agreements) the performance or rendering of which involves consideration in excess of Five Thousand and No/100 Dollars ($5,000.).

The Lockwood Seller and the Bender Seller has made available to Purchaser a correct and complete copy of each written agreement listed in Disclosure Schedule 4.15 (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in the ARM Disclosure Schedule 4.15.  With respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect; (ii) there shall be no breach or other violation resulting from the consummation of the transactions contemplated hereby; (iii) ARM is not in default or breach and no other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement except with respect to such matters which would not have a Material Adverse Effect on ARM, the LLC or Purchaser or their business or operations; and (iv) neither ARM nor any other party has repudiated any provision of the agreement.  None of the agreements listed in the ARM Disclosure Schedule 4.15 requires the consent or approval of any Person, or any compensation or payment to be made to any such Person by reason of the transactions contemplated by this Agreement.

Section 4.16 Powers of Attorney.  Except as set forth in the ARM Disclosure Schedule 4.16, there are no outstanding powers of attorney executed on behalf of ARM.

Section 4.17 Insurance; Malpractice.  The ARM Disclosure Schedule 4.17 contains a list and brief description of all policies or binders of fire, liability, product liability, workers compensation, health and other forms of insurance policies or binders currently in force insuring against risks to which ARM has been a party, a named insured or otherwise the beneficiary of coverage at any time during the five (5) years immediately preceding the Closing Date.  The ARM Disclosure Schedule 4.17 contains a description of all current malpractice liability insurance policies of the Lockwood Seller and the Bender Seller, ARM, and ARM’s professional employees and all predecessor policies in effect.  Except as set forth on the ARM Disclosure Schedule 4.17 : (a) neither ARM, its professional employees, nor either the Lockwood Seller or the Bender Seller has, during the five (5) years immediately preceding the Closing Date, filed a written application for any insurance coverage relating to ARM’s business or property which has been denied by an insurance agency or carrier; and (b) ARM, its professional employees and the Lockwood Seller and the Bender Seller have been continuously insured for professional malpractice claims during the same period.  The ARM Disclosure Schedule 4.17 also sets forth a list of all claims for any insured loss in excess of Five Thousand and No/100 Dollars ($5,000) per occurrence filed by ARM, its professional employees or the Lockwood Seller or the Bender Seller during the five (5) years immediately preceding the Closing Date, including workers compensation, general liability, environmental liability and professional malpractice liability claims.  With respect to each insurance policy listed in the ARM Disclosure Schedule 4.17: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither ARM, the Lockwood Seller or the Bender Seller, nor to the Lockwood Seller’s Knowledge or the Bender Seller’s Knowledge, other health care professionals or any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which~~,~~ with notice or the lapse of time~~,~~ would constitute such a breach or default, as would permit termination, modification, or acceleration~~,~~ under the policy; (iv) neither ARM nor the Lockwood Seller or the Bender Seller have repudiated any provision thereof and no other party to the policy has repudiated any provision thereof; (v) there is no claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriter(s) of such policies or any notice that a defense will be afforded with reservation of rights; (vi) neither ARM nor the Lockwood Seller or the Bender Seller have received: (A) any notice that any issuer of any such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated; or (B) any other indication that such policies are no longer in full force and effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder; and (vii) neither the Lockwood Seller or the Bender Seller nor ARM has received any written notice, from or on behalf of any insurance carrier issuing such policies, that there will hereafter be a cancellation, or an increase in a deductible or non-renewal of existing policies.  ARM has been covered during the past five (5) years by insurance in scope and amount customary and reasonable for the business in which it has engaged during the aforementioned period.

Section 4.18 Litigation.  Except as noted in the ARM Disclosure Schedule 4.18, there is no litigation, arbitration, governmental claim, investigation or proceeding, pending or, to the Lockwood Seller’s Knowledge or the Bender Seller’s Knowledge, threatened, against ARM or the Lockwood Seller or the Bender Seller at law or in equity, before any court, arbitration tribunal or governmental agency.  Neither the Lockwood Seller nor the Bender Seller has Knowledge of any facts on which claims may hereafter be made against ARM that will have a Material Adverse Effect on ARM.  All medical malpractice claims, general liability incidents and incident reports relating to the Business have been submitted to ARM’s insurer.  All claims made or, to the Lockwood Seller’s Knowledge or the Bender Seller’s Knowledge, threatened against ARM or the Lockwood Seller or the Bender Seller in excess of the deductible are covered under the Lockwood Seller’s or the Bender Seller’s or ARM’s current insurance policies.  The ARM Disclosure Schedule 4.18 provides a complete list of all general liability incidents, incident reports and malpractice claims relating to the Business or the Practice that have for the five (5) year period prior to the date hereof.

Section 4.19 Health Care Compliance.  ARM is participating in or otherwise authorized to receive reimbursement from Medicare and Medicaid and is a party to other third-party payor agreements set forth in the ARM Disclosure Schedule 4.19.  All necessary certifications and contracts required for participation in such programs are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned, and no condition exists or event has occurred which in itself or with the giving of notice or the lapse of time or both would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such third-party payor program.  ARM is in compliance in all respects with the requirements of all such third-party payors applicable thereto except with respect to such matters which would not have a Material Adverse Effect on ARM, the LLC or the Purchaser or their business or operations.  None of ARM, its physician employees, the Lockwood Seller or the Bender Seller, or immediate family members of the Lockwood Seller or the Bender Seller or other physician employees, have any financial relationship (whether investment interest, compensation interest, or otherwise) with any entity to which any of the foregoing refer patients, except for such financial relationships that qualify for exceptions to state and federal laws restricting physician referrals to entities in which they have a financial interest.

Section 4.20 Fraud and Abuse.  The Lockwood Seller or the Bender Seller, ARM and all Persons providing professional services for ARM have not engaged in any activities which are prohibited under 42 U.S.C.  § 1320a-7b, or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including the following:  (a) knowingly and willfully making or causing to be made a false statement or representation of a fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration: (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid; or (B) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid.  ARM has at all times complied with the requirements of the Colorado Statutes which prohibit physicians who have an ownership, investment or beneficial interest in certain health care facilities from referring patients to such facilities for the provisions of designated and other health services, and has at all times complied with the Colorado Statutes.  Furthermore, ARM has filed all reports required by the State of Colorado or federal law to be filed regarding compensation arrangements and financial relationships between a physician and an entity to which the physician refers patients.

Section 4.21 Legal Compliance.  ARM, its Affiliates, employees and contractors have materially complied with all applicable Laws (including rules, regulations, codes, injunctions, judgments, Orders, and rulings of federal, state, local, and foreign governments (and all agencies thereof)), and no action, suit, proceeding, hearing, complaint, claim, demand, notice or investigation has been filed or commenced, or to the Knowledge of the Lockwood Seller or the Bender Seller and ARM, threatened against ARM alleging any failure to comply with any applicable Law except with respect to such Laws which would not have a Material Adverse Effect on ARM, the LLC or Purchaser or their business or operations.  ARM and all physicians and other health care professionals engaged or employed by ARM have all permits and licenses required by applicable Law, have made all required regulatory filings and are not in violation of any such permit or license.  ARM is lawfully operated in accordance with the requirements of all applicable Laws and has in full force and effect all authorizations and permits necessary to operate a medical practice.  There are no outstanding notices of deficiencies relating to ARM issued by any governmental authority or third-party payor requiring conformity or compliance with any applicable law or condition for participation with such governmental authority or third-party condition for participation with such governmental authority or third-party payor.  Neither ARM nor the Lockwood Seller or the Bender Seller have received notice, and the Lockwood Seller or the Bender Seller have no Knowledge that, such necessary authorizations may be revoked or not renewed in the ordinary course of business.

Section 4.22 Rates and Reimbursement Policies.  To the Lockwood Seller’s Knowledge or the Bender Seller’s Knowledge the jurisdiction in which ARM is located does not currently impose any restrictions or limitations on rates which may be charged to private pay patients receiving services provided by ARM except for restrictions promulgated by Colorado law and regulation on charging of excessive fees and limitations on charges for and profits from the sale of medications, goods and devices and free samples.  ARM does not have any rate appeal currently pending before any governmental authority or any administrator of any third-party payor program.  Neither the Lockwood Seller nor the Bender Seller has Knowledge of any applicable Law, which affects rates or reimbursement procedures which has been enacted, promulgated or issued within the eighteen (18) months preceding the date of this Agreement or any such legal requirement proposed or currently pending in the State of Colorado which could have a Material Adverse Effect on ARM, the LLC, or their business or operations, or may result in the imposition of additional Medicaid, Medicare, workmen’s compensation, charity, free care, welfare, or other discounted or government assisted patients at ARM or require ARM to obtain any necessary authorization which ARM does not currently possess.  Neither the Lockwood Seller nor the Bender Seller has Knowledge of any impending proposed reduction in reimbursement from third party or other payors nor Knowledge of any threatened termination of payor contracts.

Section 4.23 Medical Staff.  Except as set forth on the ARM Disclosure Schedule 4.23, neither the Lockwood Seller nor the Bender Seller has Knowledge of a physician who is employed or engaged by ARM who plans, or has threatened not to continue his or her employment or other relationship with ARM.  To the Lockwood Seller’s Knowledge or the Bender Seller’s Knowledge, none of the physicians who is employed or engaged by ARM currently has plans to retire from the practice of medicine in the next three (3) years.

Section 4.24 Employees.  Except as set forth on the ARM Disclosure Schedule 4.24: (a) there is no unfair labor practice charge or complaint pending or threatened relating to the business of ARM; and (b) payment has been made in full to all of the employees of ARM of all wages, salaries, commissions, bonuses, benefits, and other compensation lawfully due and owing to such employees or otherwise arising under any policy, practice, agreement, plan, program, statute, or other law as of the Closing Date.

Section 4.25 Employee Benefits.

(a)

Plans.  The ARM Disclosure Schedule 4.25 lists each Employee Benefit or health and welfare plan that ARM maintains or to which ARM contributes.

(b)

Compliance.  Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with its terms and with the applicable requirements of ERISA, the Code and other applicable laws.

(c)

Reports and Descriptions.  All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1’s, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan.  The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

(d)

Contributions. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any pay period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of ARM.  All premiums or other payments due for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

(e)

Qualified Plan.  Each such Employee Benefit Plan which is an Employee Pension Benefit Plan and is intended to meet the requirements of a “qualified plan” under Code Section 401(a) meets such requirements and has received, within the last two (2) years, a favorable determination letter from the IRS.

(f)

Market Value.  The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

(g)

Copies.  The Lockwood Seller and the Bender Seller have delivered to Purchaser correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the IRS, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

(h)

Maintenance of Plans.  With respect to each Employee Benefit Plan that ARM maintains, ever has maintained, or to which it contributes, ever has contributed, or ever has been required to contribute.

(i)

Reportable Events.  No such Employee Benefit Plan which is an Employee Pension Benefit Plan has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC.  No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan has been instituted or threatened; and

(j)

Prohibited Transactions.  There have been no Prohibited Transactions with respect to any such Employee Benefit Plan.  No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan.  No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than any Multiemployer Plan), other than routine claims for benefits, is pending or threatened.  Neither the Lockwood Seller nor the Bender Seller has Knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

Section 4.26 Physicians and Other Providers.  During the five (5) years preceding the Closing Date, the Lockwood Seller, the Bender Seller and each physician, and other health care professional while employed by ARM or rendering services on its behalf:

(a)

Licenses.  Has been duly licensed and registered, and in good standing by the State of Colorado to engage in the practice of medicine, and said license and registration have not been suspended, revoked or restricted in any manner (except as disclosed in the ARM Disclosure Schedule 4.26(a));

(b)

Controlled Substances.  Has current controlled substances registrations issued by the State of Colorado and the U.S. Drug Enforcement Administration, which registrations have not been surrendered, suspended, revoked or restricted in any manner;

(c)

Actions.  Except as set forth on the ARM Disclosure Schedule 4.26(c), to the Lockwood Seller’s Knowledge and the Bender Seller’s Knowledge, neither the Lockwood Seller, the Bender Seller nor ARM has not been a party or subject to:

(1)

Malpractice Actions.  Any malpractice suit, claim (whether or not filed in court), settlement,  settlement allocation, judgment, verdict or decree;

(2)

Disciplinary Proceedings.  Any disciplinary, peer review or professional review investigation, proceeding or action instituted by any licensure board, hospital, medical school, physical therapy school, health care facility or entity, professional society or association, third party payor, peer review or professional review committee or body, or governmental agency;

(3)

Criminal Proceedings.  Any criminal complaint, indictment or criminal proceedings;

(4)

Investigation.  Any investigation or proceeding, whether administrative, civil or criminal, relating to an allegation of filing false health care claims, violating anti-kickback or fee-splitting laws, or engaging in other billing improprieties;

(5)

Mental Illnesses.  Any organic or mental illness or condition that impairs or may impair such physician’s ability to practice;

(6)

Substance Abuse.  Any dependency on, habitual use or episodic abuse of alcohol or controlled substances, or any participation in any alcohol or controlled substance detoxification, treatment, recovery, rehabilitation, counseling, screening or monitoring program;

(7)

Professional Ethics.  Any allegation, or any investigation or proceeding based on any allegation of violating professional ethics or standards, or engaging in illegal, immoral or other misconduct (of any nature or degree), relating to his or her practice; or

(8)

Application for Licensure.  Any denial or withdrawal of an application in any state for licensure as a physician or physical therapist, for medical staff privileges at any hospital or other health care entity, for board certification or recertification, for participation in any third party payment program, for state or federal controlled substances registration, or for malpractice insurance.

Section 4.27 Guaranties.  Except the guaranties listed in the ARM Disclosure Schedule 4.27, ARM is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

Section 4.28 Environment, Health, and Safety.

(a)

Compliance.  Each of ARM, its predecessors and Affiliates has complied and is in compliance with all Environmental, Health, and Safety Requirements except with respect to such compliance which would not have a Material Adverse Effect on ARM or its business or operations.

(b)

Permits and Licenses.  Without limiting the generality of the foregoing, each of ARM and its Affiliates has obtained and complied in all respects with, and is in compliance in all respects with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business except with respect to such matters which would not have a Material Adverse Effect on ARM or its business or operations; a list of all such permits, licenses and other authorizations is set forth on the ARM Disclosure Schedule 4.28(b).

(c)

Notices.  None of ARM, its predecessors or Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any Liabilities or potential Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

(d)

Hazardous Substances.  None of ARM, its predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended or any other Environmental, Health, and Safety Requirements.

(e)

Neither ARM nor the Lockwood Seller or the Bender Seller have received any communication (written or oral), whether from a governmental authority, citizens’ group, employee or otherwise, that alleges that the Business or ARM is not in full compliance with Environmental, Health, and Safety Requirements, or that ARM is otherwise subject to liability under Environmental, Health, and Safety Requirements, and, to the Lockwood Seller’s Knowledge or the Bender Seller’s Knowledge, there are no circumstances that may prevent or interfere with such full compliance in the future.  There is no Environmental Claim pending or, to the Lockwood Seller’s Knowledge or the Bender Seller’s Knowledge, threatened against ARM, the Business or the Center.

(f)

Neither the Lockwood Seller nor the Bender Seller has Knowledge of any actions, activities, circumstances, conditions, events or incidents, including, but not limited to, the release, emission, discharge, presence or disposal of any Hazardous Substances that could form the basis of any Environmental Claim against ARM, the Business or the Center, or the Lockwood Seller or the Bender Seller in connection with the Business or the Center.

Section 4.29 Certain Business Relationships with Company and its Affiliates.  Except as contemplated hereby with respect to ARM, neither the Lockwood Seller nor the Bender Seller nor their Affiliates have been involved in any business arrangement or relationship with ARM and its Affiliates within the past twelve (12) months, and neither the Lockwood Seller nor the Bender Seller nor his Affiliates owns any asset, tangible or intangible, which is material to the business of any of ARM and its Affiliates.

Section 4.30 Third-party Payors.  Disclosure Schedule 4.30 sets forth an accurate, correct and complete list of ARM’s third-party payors.  Neither ARM, nor the Lockwood Seller nor the Bender Seller have received any notice nor has any Knowledge that any third-party payor intends to terminate or materially reduce its business with, or reimbursement to, ARM.  Neither the Lockwood Seller nor the Bender Seller nor ARM has any reason to believe that any third-party payor will cease to do business with ARM after, or as a result of, the consummation of any transactions contemplated hereby.  Neither the Lockwood Seller nor the Bender Seller nor ARM knows of any fact, condition or event which would adversely affect its relationship with any third-party payor.

Section 4.31 Bank Accounts.  The ARM Disclosure Schedule 4.31 sets forth all of the bank and security accounts and all safe deposit boxes maintained by ARM and all lines of credit owned or used by ARM, and the names of all Persons with authority to withdraw funds from, or execute drafts or checks on, each such account.

Section 4.32 Tax Status.  Neither the Lockwood Seller nor the Bender Seller is a “nonresident alien individual” or “foreign corporation” for purposes of Code Section 897(a)(1).

Section 4.33 No Corporate Practice or Fee Splitting.  To the Lockwood Seller’s Knowledge and the Bender Seller’s Knowledge, the actions, transactions or relationships arising from, and contemplated by, the Transaction do not and will not violate any law, rule or regulation relating to the corporate practice of medicine or fee splitting.  Each of the Lockwood Seller and the Bender Seller accordingly agrees that he will not and will not cause any other Party, in an attempt to void or nullify this Agreement or any document related to the Transaction or any relationship involving Purchaser, to sue, claim, aver, allege or assert that any such document or any such relationship violates any law, rule or regulation relating to the corporate practice of medicine or fee splitting.

Section 4.34 Intentions.  Each of the Lockwood Seller and the Bender Seller intends to continue managing the business operations of ARM on a full time basis for the next five (5) years and does not have Knowledge of any fact or condition that adversely affects, or in the future may adversely effect, his ability or intention to manage the business of ARM on a full time basis for the next five (5) years.

Section 4.35 HIPAA.  The ARM Disclosure Schedule 4.36 lists and describes all plans and other efforts of the Lockwood Seller or the Bender Seller with respect to the practice locations to comply with the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), including the final regulations promulgated thereunder, whether such plans and efforts have been put in place or are in process.  The ARM Disclosure Schedule 4.36 includes but is not limited in any manner whatsoever to any privacy compliance plan of ARM in place or in development, and any plans, analyses or budgets relating to information systems including but not limited to necessary purchases, upgrades or modifications to effect HIPAA compliance.

Section 4.36 Improper and Other Payments.  (a) To the Lockwood Seller’s Knowledge and the Bender Seller’s Knowledge, neither ARM, nor any Manager, officer, employee thereof, nor any agent or representative of ARM nor any Person acting on behalf of any of them, has made, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (b) no contributions have been made, directly or indirectly, by ARM to a domestic or foreign political party or candidate; and (c) the internal accounting controls of ARM are believed by the Lockwood Seller and the Bender Seller to be adequate to detect any of the foregoing under current circumstances.

Section 4.37 Medical Waste.  With respect to the generation, transportation, treatment, storage, and disposal, or other handling of Medical Waste, ARM, with respect to the business, has complied with all Medical Waste Laws (as hereinafter defined).

(a)

“Medical Waste” includes, but is not limited to, (a) pathological waste, (b) blood, (c) sharps, (d) wastes from surgery or autopsy, (e) dialysis waste, including contaminated disposable equipment and supplies, (f) cultures and stocks of infectious agents and associated biological agents, (g) contaminated animals, (h) isolation wastes, (i) contaminated equipment, (j) laboratory waste, and (k) various other biological waste and discarded materials contaminated with or exposed to blood, excretion, or secretions from human beings or animals.  “Medical Waste” also includes any substance, pollutant, material, or contaminant listed or regulated under the Medical Waste Tracking Act of 1988, 42 U.S.C.  §§6992, et seq.  (“MWTA”).

(b)

“Medical Waste Law” means the following, including regulations promulgated and Orders issued thereunder, all as may be amended from time to time: the MWTA; the U.S.  Public Vessel Medical Waste Anti-Dumping Act of 1988, 33 USCA §§2501 et seq.; the Marine Protection, Research, and Sanctuaries Act of 1972, 33 USCA §§1401 et seq.; the Occupational Safety and Health Act, 29 USCA §§651 et seq.; the United States Department of Health and Human Services, National Institute for Occupational Self-Safety and Health Infectious Waste Disposal Guidelines, Publication No.  88-119; and any other federal, state, regional, county, municipal, or other local laws, regulations, and ordinances insofar as they purport to regulate Medical Waste, or impose requirements relating to Medical Waste.

Section 4.38 Accounts Receivable.  The ARM Disclosure Schedule 4.38 sets forth a list, accurate, correct and complete in all respects, of all outstanding accounts and notes receivable of ARM as of the last day of the month immediately preceding the Closing Date.  All outstanding accounts and notes receivable reflected on the ARM Disclosure Schedule 4.38 are due and valid claims against account debtors for services rendered in accordance with the usual business practices and historical collection experience of ARM and to Lockwood Seller’s Knowledge and the Bender Seller’s Knowledge are subject to no counterclaims, and have been outstanding for the periods indicated in the aging analysis in Disclosure Schedule 4.38.  Neither the Lockwood Seller nor the Bender Seller knows of any reason why such accounts receivable would not be collectible by ARM according to approximately the same ratios as accounts receivable have been historically collectible by ARM.  All outstanding accounts and notes receivable included in the ARM Disclosure Schedule 4.38 arose in the ordinary course of business.  ARM has not incurred any liabilities to customers for discounts, returns, promotional allowances or otherwise, except as provided in the Financial Statements.

Section 4.39 No Untrue or Inaccurate Representation or Warranty.  No representation or warranty by the Lockwood Seller or the Bender Seller or ARM in this Section 4 contains contain any untrue statement of fact, or omits or to state a fact necessary to make the statements and information contained in this Section 4 not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Sellers, as of the date of this Agreement and as of the Closing Date (or, to the extent that a representation or warranty expressly relates to an earlier date, as of such earlier date), as follows:

Section 5.1 Organization, Standing and Power.  Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its Business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, would not have a material adverse effect on the ability of Purchaser to consummate the Acquisition and the other transactions contemplated hereby (a “Purchaser Material Adverse Effect”). Purchaser has made available true and complete copies of the certificate of incorporation and by-laws of Purchaser, as amended to date.

Section 5.2 Authority; Execution and Delivery; Enforceability.  Purchaser has full power and authority to execute this Agreement and to consummate the Acquisition and the other transactions contemplated hereby. The execution and delivery by Purchaser of this Agreement and the consummation by Purchaser of the Acquisition and the other transactions contemplated hereby have been duly authorized by all necessary corporate action. Purchaser has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 5.3 No Conflicts; Consents.  The execution and delivery by Purchaser of this Agreement do not and the consummation of the Acquisition and the other transactions contemplated hereby and compliance by Purchaser with the terms hereof will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Purchaser or any of its subsidiaries under, any provision of (i) the certificate of incorporation or by-laws of Purchaser or any of its subsidiaries, (ii) any Contract to which Purchaser or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) any Judgment or Applicable Law applicable to Purchaser or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not have a Purchaser Material Adverse Effect.  No Consent of or registration, declaration or filing with any Governmental Entity is required to be obtained or made by or with respect to Purchaser or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than the American Stock Exchange relative to common stock of PainCare being issued in connection with for this Agreement.

Section 5.4  Securities Act.  The LLC Interests purchased by Purchaser pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and Purchaser shall not offer to sell or otherwise dispose of the LLC Interests so acquired by it in violation of any of the registration requirements of the Securities Act.

Section 5.5 Closing Date Purchaser Stock.  As of the Closing Date, Purchaser Stock will be validly issued to the respective Sellers, fully paid and non-assessable.  PainCare will deliver, good and marketable title to the respective Sellers to the Closing Date Purchaser Stock, which shares shall be fully paid and non-assessable and except as otherwise provided in this Agreement shall be free and clear of all Liens.

ARTICLE VI

COVENANTS

Section 6.1 Covenants Relating to Conduct of Business.

(a)

Except for matters set forth in Section 6.1 of the LLC Disclosure Schedule, the ARM Disclosure Schedule or otherwise expressly permitted or required by the terms of this Agreement or except as required by Applicable Law, from the date of this Agreement to the Closing, the LLC and ARM shall conduct its respective Businesses in the Ordinary Course of Business and use reasonable best efforts to keep intact its respective Businesses, keep available the services of their respective members, employees and agents and maintain its relations and good will, and to the extent applicable, preserve their respective relationships with patients, doctors, customers, suppliers, licensors, licensees, distributors landlords, creditors, employees, agents and others having business relationships with it. The LLC shall not take any action that would result in any of the conditions to the purchase and sale of the LLC Interests set forth in Article VII not being satisfied. In addition (and without limiting the generality of the foregoing), except as set forth in Section 6.1 of the LLC Disclosure Schedule, the ARM Disclosure Schedule or otherwise expressly permitted or required by the terms of this Agreement or except as required by Applicable Law, neither the LLC nor ARM shall do any of the following without the prior written consent of Purchaser (which consent may not be unreasonably withheld):

(i)

amend its articles of organization or operating agreement;

(ii)

declare or pay any dividend or make any other distribution to its members whether or not upon or in respect of any of its membership interests or other equity interest;

(iii)

issue any units, membership interests, or other equity interest or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any membership interests in the LLC or ARM, as applicable, or other equity interest;

(iv)

adopt or amend any LLC Benefit Plan (or any plan that would be a LLC Benefit Plan if adopted) or enter into, adopt, extend (beyond the Closing Date), renew or amend any collective bargaining agreement or other Contract with any labor organization, union or association;

(v)

except for the matters set forth in Section 6.1 of the LLC Disclosure Schedule or the ARM Disclosure Schedule, as applicable, establish or adopt any employee benefit plan or make any profit-sharing or similar payment to any of its directors, officers, employees or independent contractors;

(vi)

pay any bonus, increase the amount of the wages, salary, commissions, fees, fringe benefits or other compensation or remuneration payable to, any of its members, employees or independent contractors, except for any items not in excess of $500 individually or $5,000 in the aggregate;

(vii)

incur or assume any Liabilities, obligations or Indebtedness for borrowed money or guarantee any such Liabilities, obligations or Indebtedness, other than in the Ordinary Course of Business;

(viii)

permit, allow or suffer any of its assets to become subjected to any Lien (other than Permitted Liens) of any nature whatsoever that is not set forth on Section 3.6 of the LLC Disclosure Schedule or Section 4.6 of the ARM Disclosure Schedule, as applicable, and would have been required to be set forth in Section 3.6 of the LLC Disclosure Schedule or Section 4.6 of the ARM Disclosure Schedule, as applicable, if existing on the date of this Agreement;

(ix)

pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with, any of the Sellers or any Affiliates of any of the Sellers, except for the matters set forth in Section 3.9 of the LLC Disclosure Schedule or Sections 4.15 and 4.29 of the ARM Disclosure Schedule, as applicable;

(x)

make any change in any method of accounting or accounting practice or policy (other than those required by GAAP, if applicable);

(xi)

acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than inventory) that are material;

(xii)

make or incur capital expenditures that are not currently budgeted and that, in the aggregate, are in excess of $5,000;

(xiii)

sell, lease, license or otherwise dispose of any of its assets that are material, individually or in the aggregate, to the LLC or ARM, as applicable, except inventory sold in the Ordinary Course of Business;

(xiv)

enter into any lease of real property;

(xv)

terminate any insurance policy in effect as of the date hereof or allow any material insurance policy to be terminated, in either case without using reasonable efforts to obtain a replacement insurance policy on comparable terms to the LLC or ARM, as applicable;

(xvi)

form any subsidiary or acquire the equity of any Person;

(xvii)

commence or settle any Proceeding;

(xviii)

enter into any Contract, transaction or take any other action outside the Ordinary Course of Business;

(xix)

enter into any transaction or take any other action that the LLC knows will cause or constitute a breach of any representation or warranty made by the Sellers in this Agreement;

(xx)

discontinue the payment of its accounts payable that are payable in the Ordinary Course of Business or deviate from or alter any of its practices, policies or procedures in paying accounts payable other than in the Ordinary Course of Business;

(xxi)

make any material modification to any material Contract or Permit; and

(xxii)

make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the LLC or ARM, as applicable, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the LLC or ARM, as applicable, or take other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would or could be reasonably expected to increase any Tax liability of the LLC or ARM, as applicable, by an amount in excess of $2,000 for any period ending after the Closing Date; and

(xxiii)

agree, commit or offer (in writing or otherwise) to take any of the actions described in clauses “(i)” through “(xxii)” of this Section 6.1.

(b)

In addition (and without limiting the generality of the foregoing), except as set forth in Section 6.1 of the LLC Disclosure Schedule, Section 6.1 of the ARM Disclosure Schedule or otherwise expressly permitted or required by the terms of this Agreement or except as required by Applicable Law, the LLC shall:

(i)

promptly (but in any event, no later than three business days after the applicable matter or event) advise Purchaser in writing of the occurrence of any matter or event that (A) constitutes or would reasonably be expected to constitute a LLC Material Adverse Effect or ARM Material Adverse Effect, (B) resulted or would reasonably be expected to result in a material breach of any of representations and warranties set forth in Articles III or IV of this Agreement or (C) would reasonably be expected to (i) constitute a Seller Material Adverse Effect with respect to Sellers or (ii)

adversely affect the ability of the LLC to consummate the transactions contemplated by this Agreement;

(ii)

confer with Purchaser concerning operational matters of a material nature and otherwise report periodically to Purchaser concerning the status of the Business, operations, and finances of the LLC;

(iii)

use reasonable best efforts to maintain in full force and effect all Intellectual Property of the LLC;

(iv)

comply with all Applicable Laws in the operation of the LLC’s Business;

(v)

cooperate with the Purchaser and use its reasonable best efforts to cause the conditions to the Purchaser’s obligations to close specified in Article VII below to be satisfied and execute and deliver such further instruments of conveyance and transfer and take such additional action as the Purchaser may reasonably request to effect, consummate, confirm or evidence the transactions contemplated by this Agreement; and

(vi)

upon reasonable request, use reasonable best efforts to arrange meetings with such customers, suppliers, licensors, licensees, distributors, landlords, creditors, employees, agents and others having business relationships with it as the Purchaser shall reasonably designate in order that the Purchaser and the LLC may confer with such Persons regarding the LLC and ARM and the nature of the transactions contemplated by this Agreement.

Section 6.2 Access to Information.  The LLC and Sellers shall afford to Purchaser and its accountants, counsel and other representatives full access, upon reasonable notice during normal business hours during the period prior to the Closing, to all the personnel, properties, books, Contracts, commitments, Tax Returns and records of the LLC and ARM, and, during such period shall make available to Purchaser any information concerning the LLC and ARM as Purchaser may reasonably request; provided, however, that such access does not unreasonably disrupt the normal operations of the LLC or ARM.  Nothing set forth herein shall obligate any employee of the LLC to unreasonably provide any information regarding the LLC or ARM in any other format or otherwise to manipulate or reconfigure any data regarding the LLC’s and ARM’s Business, assets, financial performance or condition or operations. Nothing set forth in this Agreement shall require any of the LLC, ARM or the Sellers to provide Purchaser with access to or copies of any information which must be maintained as confidential in accordance with the terms of a written agreement with a third party unless such agreement permits review by a third party bound by a confidentiality agreement or information or mailing data which, in the LLC’s reasonable judgment, should not be provided to Purchaser until the transactions contemplated hereby have been consummated.

Section 6.3 Termination of Agreements with Sellers and any Affiliates of Sellers.  The LLC and Sellers shall cause all agreements between the LLC, on the one hand, and Sellers or any of Sellers’ Affiliates, on the other hand, to terminate, effective as of the Closing.  The Sellers shall cause all agreements between ARM, on the one hand, and Sellers or any of Sellers’ Affiliates, on the other hand, to terminate, effective as of the Closing.

Section 6.4 Reasonable Best Efforts.

(a)

On the terms and subject to the conditions of this Agreement, each party shall use its reasonable best efforts to cause the Closing to occur, including taking all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it or any of its Affiliates with respect to the Closing.

(b)

Prior to the Closing, each party shall, and shall cause its Affiliates to, use its reasonable best efforts to obtain, and to cooperate in obtaining, all Consents from third parties necessary or appropriate to permit the consummation of the Acquisition; provided, however, that no party shall be required to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such Consent may be required (other than immaterial filing or application fees or nominal amounts owing to such Person).

(c)

The LLC will exercise all of its rights to cause all Indebtedness owed to the LLC by Sellers or any Affiliate of Sellers to be paid in full prior to Closing.

Section 6.5 Expenses; Transfer Taxes.

(a)

Whether or not the Closing takes place, except as otherwise specifically provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby by the Purchaser shall be paid by the Purchaser and all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby by the LLC, ARM or the Sellers shall be paid by the Sellers.

(b)

All transfer, documentary, sales, use, stamp, registration and applicable real estate transfer or gains and stock transfer Taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party required to pay such amounts pursuant to Applicable Law. Each party shall use reasonable efforts to avail itself of any available exemptions from any such Taxes, and to cooperate with the other parties in providing any information and documentation that may be necessary to obtain such exemptions.

Section 6.6 Brokers or Finders.  Sellers and the Purchaser represents, as to itself and themselves, as applicable, and its, their and his Affiliates, as applicable, that no agent, broker, investment banker or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

Section 6.7  Publicity.  From the date hereof through the Closing Date, no press release concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other parties, except as such press release may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the press release shall allow the other party reasonable time to comment on such press release in advance of such issuance and shall incorporate the other party’s comments to the extent they are reasonable.

Section 6.8  Further Assurances.  From time to time, as and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement, including, in the case of Sellers, executing and delivering to Purchaser such assignments, deeds, bills of sale, consents and other instruments as Purchaser or its counsel may reasonably request as necessary or desirable for such purpose.

Section 6.9  No Negotiation.  Until such time as this Agreement shall be terminated pursuant to Section 8.1, neither the LLC nor ARM nor Sellers shall directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to or consider the merits of any inquiries or proposals from any Person (other than Purchaser) relating to any business combination transaction involving the LLC, including the sale by Sellers of its, his or their membership interests in the LLC or ARM, the merger or consolidation of the LLC or ARM or the sale of the LLC’s or ARM’s Business or any of the assets (other than in the Ordinary Course of Business). The Sellers shall notify Purchaser of any such inquiry or proposal within 24 hours of receipt or awareness of the same by such party.

Section 6.10 Notification; Updates to Disclosure Schedules.  During the period between the date hereof and the Closing, Sellers and the LLC shall promptly notify Purchaser in writing if they have knowledge of (a) any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a breach of any representation or warranty made by Sellers in this Agreement; (b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a breach of any representation or warranty made by Sellers in this Agreement if such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; (c) any material breach of any covenant or obligation of Sellers; and (d) any event, condition, fact or circumstance that would be reasonably expected to make the timely satisfaction of any of the conditions set forth in Article VII impossible or unlikely. If any event, condition, fact or circumstance that is required to be disclosed pursuant to this Section 6.10 requires any change in the Sellers Disclosure Schedule, the LLC Disclosure Schedule or the ARM Disclosure Schedule, then the Sellers shall promptly deliver to the Purchaser an update to the applicable Disclosure Schedule specifying such change. Except as provided in Section 9.1(a), no such update shall be deemed to supplement or amend the Sellers Disclosure Schedule or the LLC Disclosure Schedule for the purpose of (i) determining the accuracy of any representation or warranty made by Sellers in this Agreement or in any certificate delivered at Closing, (ii) reducing the Sellers Obligations pursuant to Article IX or (iii) determining whether any of the conditions set forth in Article VII have been satisfied.

Section 6.11 Tax Matters.

(a)

Purchaser shall prepare and file or caused to be prepared and filed all Tax Returns for the LLC that are required to be filed after the Closing Date; provided , however , that with respect to any Tax Return that includes any taxable period ending on or before the Closing Date or with respect to the portion ending on the Closing Date of any taxable period that includes (but does not end on) such date (each, a “ Pre-Closing Tax Period “), Sellers shall be permitted prior to filing to review and comment on all such Tax Returns and on any amended Tax Returns relating to any Pre-Closing Tax Period which the Purchaser intends to file after the Closing Date. Purchaser shall make any revisions to such Tax returns that are reasonably requested by Sellers. In the event that the Purchaser refuses to make a revision to any Tax Return that is requested by Sellers, Sellers shall have the right prior to making any indemnity payment pursuant to Section 9.2(b)(vii) to request arbitration of the amount pursuant to the procedures set forth in Schedule 6.12, and the arbitrator shall reduce the indemnity payment to which Purchaser would otherwise be entitled if and to the extent that the arbitrator determines the indemnity payment would otherwise be increased as a result of Purchaser’s refusal to make a revision to a Tax Return that was reasonably requested by Sellers. Sellers and Purchaser shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 6.11 and any audit, litigation or other proceeding with respect to Taxes related to such Tax Returns. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information (in the case of the Sellers, in its possession as of the Closing Date to the extent not previously delivered to Purchaser) which are reasonably relevant to any such audit, litigation or other proceeding and making themselves and their appropriate employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Each of Sellers agrees (i) to retain (to the extent not previously delivered to Purchaser) all books and records in each of Seller’s possession as of the Closing Date with respect to Tax matters pertinent to the LLC relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into prior to the Closing Date with any Governmental Entity, and (ii) to give Purchaser reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Purchaser so requests, to allow Purchaser to take possession of such books and records. Each of Sellers further agrees, upon request, to use its reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

(b)

Purchaser will provide Sellers with prompt notice of any written inquiries, audits, examinations or proposed adjustments by the Internal Revenue Service or any other Taxing Authority which relate to a limited liability company (“Tax Claim”) and which Tax Claim might result in an indemnity payment by Sellers under Section 9.2 hereof; provided, however, that the failure to give such notice shall not affect the indemnification provisions in Section 9.2 except to the extent Sellers have been actually prejudiced as a result of such failure. Sellers shall be entitled at their collective election and expense to control the resolution, disposition and settlement of any Tax Claim that Sellers collectively acknowledge will be indemnifiable in full pursuant to Section 9.2 if determined adversely (an “Indemnified Tax Claim”), using counsel collectively selected by Sellers; provided, however, that such counsel is reasonably satisfactory to Purchaser. Sellers shall not settle any Indemnified Tax Claim that Sellers have collectively elected to control without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed). Purchaser shall have the right to participate in all aspects of the defense of an Indemnified Tax Claim that Sellers have collectively elected to control and shall have the right, at its own expense, to employ its own counsel with respect to such Indemnified Tax Claim. Sellers shall endeavor in good faith and use reasonable efforts to advise Purchaser of all proceedings related to the contest of any Indemnified Tax Claim that Sellers have collectively elected to control, all action taken or proposed to be taken by any Taxing Authority with respect to such Indemnified Tax Claim and all action proposed to be taken collectively by Sellers with respect to such Indemnified Tax Claim. Sellers shall promptly notify Purchaser if, in connection with any Indemnified Tax Claim that Sellers have collectively elected to control, any Taxing Authority proposes to make any assessment or adjustment with respect to Tax items of the LLC, which assessments or adjustments might not result in an indemnity payment by the Sellers under Section p.2. The LLC or Purchaser shall control all proceedings with respect to all Tax Claims other than Indemnified Tax Claims and with respect to Indemnified Tax Claims that Sellers have not collectively elected to control. If Sellers do not collectively elect to control an Indemnified Tax Claim, it shall nonetheless reimburse Purchaser for all reasonable expenses relating to the defense of such Indemnified Tax Claim.

(c)

With respect to a Tax Claim that relates only in part to Taxes that Sellers acknowledges will be indemnifiable pursuant to Section 9.2 if determined adversely (“Joint Tax Claim”), Purchaser will endeavor in good faith and use reasonable efforts to advise Sellers of (A) all proceedings related to the contest of such Joint Tax Claim, (B) all action taken or proposed to be taken by any Taxing Authority with respect to such Joint Tax Claim, and (C) all actions proposed to be taken by Purchaser with respect to such Joint Tax Claim. Purchaser will permit Sellers reasonable opportunity to review the content of documentation, protests, memoranda of fact and law, briefs, and stipulations of fact relating solely to the indemnifiable portion of such Joint Tax Claim. Purchaser will consider in good faith Sellers’ suggestions with respect to any Joint Tax Claim. Purchaser will not settle any portion of a Joint Tax Claim that would give rise to an indemnity payment by Sellers under Section 9.2 without the prior written consent of Sellers (which consent shall not be unreasonably withheld or delayed).

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1 Conditions to Each Party’s Obligation.  The obligation of Purchaser to purchase and pay for the LLC Interests and the obligation of Sellers to sell the LLC Interests to Purchaser is subject to the satisfaction or waiver on or prior to the Closing of the following conditions:

(a)

Governmental Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the Acquisition shall have been obtained or filed or shall have occurred.

(b)

No Injunctions or Restraints. No Applicable Law or Injunction enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect.

Section 7.2 Conditions to Obligation of Purchaser.  The obligation of Purchaser to purchase and pay for the LLC Interests is subject to the satisfaction (or waiver by Purchaser) on or prior to the Closing Date of the following conditions:

(a)

Representations and Warranties. Taken as a whole, the representations and warranties of Sellers in this Agreement that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case, taken as a whole, such representations and warranties that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date) and the Purchaser shall have received a certificate to that effect signed by the LLC and each of the Sellers.

(b)

Performance of Obligations. Sellers and the LLC shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Sellers or the LLC, as the case may be, by the time of the Closing and the Purchaser shall have received a certificate to that effect signed by each of the LLC and each of the Sellers.

(c)

Authorizations. Purchaser shall have received a certificate of the LLC and each the Sellers, dated the Closing Date, certifying as to true and accurate copies of all actions taken by the LLC and the Sellers, as applicable, related to or in connection with this Agreement and the Acquisition, the Articles of Organization of Amphora, LLC, as amended, if applicable, (certified by the Secretary of State of Colorado as of a recent date), and the Amended and Restated Operating Agreement of the LLC, and the names, addresses and ownership interest in the LLC of all members of the

LLC and the Sellers authorized to execute this Agreement and the other documents executed or to be executed in connection with this Agreement and the Acquisition.

(d)

Absence of Proceedings. There shall not be pending any Proceeding (i) challenging or seeking to restrain or prohibit the transaction contemplated by this Agreement, (ii) seeking to prohibit or limit the ownership or operation by Purchaser or any of its Affiliates of any material portion of the Business or the LLC, or to compel the Purchaser, the LLC, ARM or any of their respective Affiliates to dispose of or hold separate any material portion of the Business or assets of the LLC or ARM, as applicable, in each case as a result of the Acquisition or any of the other transactions contemplated by this Agreement or (iii) seeking to impose limitations on the ability of Purchaser to acquire or hold, or exercise full rights of ownership of the LLC Interests, including the right to vote the LLC Interests on all matters properly presented to the partners of the LLC.

(e)

Consents. Each of the required Consents set forth in Section 3.4 of the LLC Disclosure Schedule or Section 4.4 of the ARM Disclosure Schedule shall have been obtained and be in full force and effect.

(f)

No LLC Material Adverse Effect. There shall not have occurred any LLC Material Adverse Effect.

(g)

No ARM Material Adverse Effect. There shall not have occurred any ARM Material Adverse Effect.

(h)

Certificate regarding LLC. Purchaser shall have received a certificate of the Secretary, or other authorized officer, of the LLC attaching a true and correct copy of the Articles of Organization of Amphora, LLC, as amended, if applicable, and the operating agreement of the LLC, together with all amendments thereto.

(i)

Certificate regarding ARM. Purchaser shall have received a certificate of the Secretary, or other authorized officer, of the ARM attaching a true and correct copy of the Articles of Organization of ARM, as amended, if applicable, and the operating agreement of ARM, together with all amendments thereto.

(j)

LLC Interest Certificates and LLC Interest Powers. Purchaser shall have received certificates representing the LLC Interests owned by the Sellers duly endorsed to Purchaser or accompanied by unit powers duly endorsed to Purchaser, in proper form for transfer, with appropriate transfer Tax stamps, if any, affixed, or (iii) an affidavit of loss in the event that any such certificates of Sellers shall have been lost or destroyed.

(k)

Account information.  Purchaser shall have received a true and complete list of the numbers or other identification of all the checking accounts, deposit accounts, securities accounts, safety deposit boxes or other deposit or safekeeping arrangements maintained by the LLC as of the Closing Date.

(l)

Amended and Restated Operating Agreement.  The LLC, Sellers  and Purchaser shall have entered into an Amended and Restated Operating Agreement for the LLC, to address commercially reasonable issues, such as reasonable redemption provisions, reasonable redemption prices and restrictive covenants, and with all terms of the Amended and Restated Operating Agreement meeting with the approval of Purchaser.

(m)

Management Services Agreement.  The LLC and ARM shall have entered into a Management Services Agreement pursuant to which the LLC will provide management services to ARM, and providing for commercially reasonable terms including a reasonable profit to manager, and with all terms of the Management Agreement meeting the approval of the Purchaser.

(n)

Agreements contemplated by the Management Services Agreement and this Agreement.  All parties shall have entered into all agreements, and executed all documents, contemplated to be entered into and executed pursuant to the terms of this Management Services Agreement and this Agreement.

(o)

Employment Agreements.  The Lockwood Seller shall have entered into employment agreements with ARM (the “Lockwood Seller Employment Agreement”), with all terms of such employment agreement meeting the approval of the Purchaser.  The Bender Seller shall have entered into employment agreements with ARM (the “Bender Seller Employment Agreement”), with all terms of such employment agreement meeting the approval of the Purchaser.  The Flores Seller shall have entered into employment agreements with ARM (the “Flores Seller Employment Agreement”), with all terms of such employment agreement meeting the approval of the Purchaser.  (The Lockwood Seller Employment Agreement, the Bender Seller Employment Agreement and the Flores Seller Employment Agreement are at times collectively referred to herein as the “Employment Agreements.”)

(p)

Estoppel Certificate of Landlord and Consent of Landlord, if Necessary.  The landlord (the “Landlord”) of the premises where the physician offices of ARM is located shall have executed and delivered to Purchaser and the LLC an Estoppel Certificate with terms that meet with the approval of the Purchaser, and to the extent the terms of the lease (the “Premises Lease”) for such premises requires the consent of the Landlord with respect to the change in the ownership of the membership interests of the LLC as contemplated by, and subject to the terms and conditions of, this Agreement, then the Landlord shall have executed and delivered to Purchaser and the LLC a written consent to such change in ownership with respect to the continuity of the Premises Lease.

(q)

Financing and Due Diligence.  Purchaser shall have completed acceptable financing in the sole and absolute discretion of Purchaser necessary to compete the transaction contemplated by this Agreement.  Purchaser shall have completed its due diligence review of ARM and the LLC, including but not limited to its due diligence review of the medical staff physicians who have been employed or otherwise engaged by ARM, and determined it is acceptable in the sole and absolute discretion of Purchaser.

(r)

Termination of Certain Agreements between ARM and NMC.  The following two (2) agreements shall have been terminated as of the Closing Date: (i) Medical and Administrative Services Agreement dated 2005 between ARM and Neuromonitoring Consultants of Colorado, Inc., a Colorado corporation (“NMC”); and (ii) Marketing Agreement dated 2004 between NMC and ARM.

(s)

Employment Agreements.  As of the Closing Date, employment agreements that NMC has with the following individuals shall be terminated, and new employment agreements with ARM, as the employer and such individuals shall be entered into:  (i) Jeff Clark; (ii) Anna Hendrickson; (iii) Michael White; (iv) Allison Browner; (v) Glen O’Remus; and (vi) Brent Nenabar.  Alternatively, such agreements shall be assigned from NMC to ARM.

(t)

Bill of Sale from ARM to LLC.  As of the closing, ARM shall have executed and delivered a bill of sale to the LLC selling, transferring and assigning to the LLC all furniture, fixtures, equipment and other assets of ARM, exclusive of contracts and agreements to render technical or professional neuromonitoring services and assets which require a professional license to hold or own, for example, pharmaceuticals, patient medical records.

(u)

Assets, Liabilities, Contracts and Operations of LLC and ARM.  All assets, liabilities, leases and contracts and operations of the LLC and ARM, as of the Closing Date, shall meet with the approval of Purchaser in its sole discretion.

Section 7.3 Conditions to Obligation of Sellers.  The obligation of Sellers to sell is subject to the satisfaction (or waiver by Sellers) on or prior to the Closing Date of the following conditions:

(a)

Representations and Warranties. The representations and warranties of Purchaser made in this Agreement that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date).

(b)

Performance of Obligations. Purchaser shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser by the time of the Closing.

(c)

Absence of Proceedings. There shall not be pending any Proceeding challenging or seeking to restrain or prohibit the Acquisition or any other transaction contemplated by this Agreement or seeking to obtain damages from Sellers or the LLC in connection with the Acquisition.

(d)

Registration Rights Agreement. The Purchaser shall have executed and delivered a counterpart to the Registration Rights Agreement.

Section 7.4 Frustration of Closing Conditions.  Neither Purchaser nor Sellers may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such party’s failure to act in good faith or to use its, their or his reasonable best efforts or commercially reasonable best efforts, as applicable, to cause the Closing to occur.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.1 Termination.

(a)

Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Acquisition and the other transactions contemplated by this Agreement abandoned at any time prior to the Closing:

(i)

by mutual written consent of Sellers and Purchaser;

(ii)

collectively by Sellers if any of the conditions set forth in Sections 7.1 or 7.3 shall have become incapable of fulfillment, and shall not have been waived by Sellers;

(iii)

by Purchaser if any of the conditions set forth in Sections 7.1 or 7.2 shall have become incapable of fulfillment, and shall not have been waived by Purchaser; or

(iv)

if all of the conditions set forth in Sections 7.1, 7.2 and 7.3 have not been satisfied or waived by the applicable party or parties within the seventy-five (75) day period which immediately follows the complete execution of this Agreement by all the signatories to this Agreement, then this Agreement shall terminate at the end of such seventy-five (75) day period unless all parties to this Agreement agree in writing that this Agreement shall not terminate at the end of such seventy-five (75) day period.

(b)

In the event of termination by Purchaser or collectively by Sellers pursuant to this Section 8.1, written notice thereof shall forthwith be given to the other and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein, Purchaser shall return all documents and other material (including all copies thereof, whether maintained in hard copy, on computer disk or on computer hard drive) received from any of the Sellers or the LLC relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Sellers.

Section 8.2 Effect of Termination.  If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 8.1, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 6.6 relating to certain expenses, (ii) Section 6.7 relating to finder’s fees and broker’s fees, (iii) Section 6.8 relating to publicity; and (iv) Section 8.1 and this Section 8.2, each of which shall survive indefinitely. Other than enforcement of such sections referenced in the immediately preceding sentence by Purchaser or Sellers, if applicable, and subject to the terms of such preceding sentence, if this Agreement terminates pursuant to the terms of Section 8.1(a), then this Agreement is null and void; neither Sellers, on the one hand, nor Purchasers, on the other hand, have any obligation, duty or liability to the other whatsoever arising out of or related to this Agreement or the other agreements that were contemplated to be entered into pursuant to the terms of this Agreement; and each of Sellers, on the one hand, and Purchasers, on the other hand, is responsible for their respective costs with respect to this transaction, including, but not limited to, costs of negotiating the transaction contemplated by this Agreement and conducting attendant due diligence.

Section 8.3 Amendments and Waivers.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing, Purchaser, on the one hand, or Sellers, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

ARTICLE IX

INDEMNIFICATION

Section 9.1 Survival of Representations and Warranties.  All of the representations, warranties, covenants, and agreements including but not limited to the restrictive covenants and the indemnification provisions contained in this Agreement are material and have been relied upon by the parties hereto and shall survive the Closing for the applicable statute of limitations. The representations and warranties contained herein shall not be affected by any investigation, verification or examination by any party or by anyone on behalf of such party.

Section 9.2 Indemnification Provisions for the Benefit of Purchaser.  In the event of: (a) a misrepresentation (or in the event any third party alleges facts that, if true, would mean a misrepresentation) of any of the Sellers’ or the LLC’s or ARM’s representations and/or warranties contained in this Agreement; (b) a breach (or in the event any third party alleges facts that, if true, would mean a breach) of any of the Sellers’ or the LLC’s or ARM’s covenants contained in this Agreement or any other agreement executed in connection herewith; or (c) any Liability against any of the Sellers or the LLC or ARM, the respective Business of the LLC or ARM or ARM’s or the LLC’s assets of any nature whatsoever accrued or existing as of the Closing or related to actions of the Sellers or arising out of the LLC or its Business which occurred prior to the Closing, which is not reflected on the Disclosure Schedules and accepted by the Purchaser, then the Sellers, jointly and severally, agree to indemnify jointly and severally the Purchaser and their Affiliates from and against any and all Damages Purchaser and their Affiliates may incur or suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the misrepresentation or breach (or alleged breach) or non-disclosed or non-accepted Liability.

Section 9.3 Indemnification Provisions for the Benefit of Sellers.  In the event of a misrepresentation or breach (or in the event any third party alleges facts that, if true, would mean a misrepresentation or breach) of any of Purchaser’s representations, warranties, and covenants contained in this Agreement, then Purchaser agrees to indemnify the Sellers from and against any and all Damages Sellers may incur or suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the misrepresentation or breach (or alleged breach).

Section 9.4 Matters Involving Third Parties.

(a)

Notification.  If any third party shall notify any party (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against the other Party (the “Indemnifying Party”) pursuant to this Section, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless the Indemnifying Party thereby is prejudiced and then only to the extent that the Indemnifying Party is actually prejudiced.

(b)

Defense by Indemnifying Party.  The Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as: (i) the Indemnifying Party notifies the Indemnified Party in writing within ten (10) business days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim; (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill the Indemnifying Party’s indemnification obligations hereunder; (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party; and (e) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(c)

Satisfactory Defense.  So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with this Section: (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld or delayed unreasonably); and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld or delayed unreasonably) and any such settlement must include a complete release of the Indemnified Party.

(d)

Conditions.  In the event any of the conditions in subsection c. above is or becomes unsatisfied, however: (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith); (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses); and (iii) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9.

(e)

Materiality.  Notwithstanding any provision in this Agreement to the contrary, the Indemnifying Party’s obligation to indemnify the Indemnified Party in connection with a breach of any representation, warranty, covenant or other agreement included in this Agreement, and the amount of damages to be indemnified, shall be determined without regard to any “material”, “materiality” (or correlative meanings”) or “material adverse effect” qualifications, provisions or exceptions set forth in such representation, warranty, covenant or other agreement, each of which shall be deemed to be given for the purposes of this Section as though there were no such qualifications, provisions or exceptions.

Section 9.5 Limitation.  The indemnification provisions set forth in this Section 8 shall be limited to all claims in excess of Twenty Five Thousand and 00/100 Dollars ($25,000) (the “Threshold”).  Once a claim exceeds the Threshold, if a Party is entitled to indemnification under this Article, such party shall recover all appropriate funds from the first dollar of damages.  Further, the indemnitors shall not be liable for any liabilities resulting from claims that are covered by any insurance policy or other indemnity or contribution agreement unless, and only to the extent that, the full limit of such insurance policy, indemnity or contribution agreement has been exceeded. The party entitled to indemnification shall have a duty to mitigate its damages.  Notwithstanding the foregoing, the Sellers’, on the one hand, and the Purchaser’s, on the other hand, obligation to indemnify under this Section 9 shall be limited to an amount equal to $15,000,000; provided however that such cap shall not be applicable to Sections 2.1, 2.4, 3.2, 3.3, 3.11, 3.16, 3.17, 3.28, 3.29, 3.31, 3.32, 3.33, 3.34, 4.1, 4.11, 4.19, 4.20, 4.21, 4.33, 4.35, 4.36 and 4.37.

Section 9.6 Mitigation.  Purchaser, on the one hand, and Sellers, on the other hand, shall cooperate with each other with respect to resolving any claim or liability with respect to which one party is obligated to indemnify any other party hereunder, including by making commercially reasonable efforts to mitigate or resolve any such claim or liability.

Section 9.7 Right of Offset.  Purchaser shall have the right to offset against any Installment Payments due any amounts that Sellers owe Purchaser pursuant to the terms of the indemnification in this Section 9 of this Agreement.

ARTICLE X

RESTRICTIVE COVENANTS CONFIDENTIALITY; CONFIDENTIALITY

Section 10.1 Restrictive Covenants.

(a)

Restrictive Covenant.  Each of the Sellers hereby agrees that during the time period commencing with the Closing and continuing for the immediately following five (5) years (the “Restricted Period”), none of the Sellers nor any of their Affiliates, shall, other than on behalf of ARM or the Purchaser, directly or indirectly, for himself, or on behalf of any other person (whether as an individual, agent, servant, employee, employer, officer, director/manager, shareholder/member, investor, principal, consultant or in any other capacity whatsoever) take any action or undertake any matter set forth in 10.1(a)(1)-(5) below.

(1)

Manage, operate or own directly or indirectly any physician practice, medical office, hospital, clinic or out-patient and/or ambulatory treatment or diagnostic facility which provides services similar to those provided by the Purchaser, LLC or ARM or any of their Affiliates (collectively, the “Protected Parties”) anywhere in the Territory, or become employed by, or serve as a health care consultant or in any other capacity to any person or entity which provides services similar to those provided by the Protected Parties anywhere in the Territory, or engage or participate in or finance, including without limitation, as a shareholder, partner, member, manager, director, officer, trustee, agent, lender, landlord or otherwise, any business which engages in a business, or provides services, that is substantially similar to the business being conducted by the Protected Parties, including without limitation, management or provider of health care services, anywhere in the Territory.

(2)

Solicit or engage in the solicitation of, or serve or accept any business from patients, insurance companies, managed care plans, employers or other customers of the business conducted, or the services provided, by the Protected Parties for services competitive with those of the Protected Parties, and their successors and assigns;

(3)

Request, induce or advise any patients, insurance companies, managed care plans, suppliers, vendors, employers or other customers of the business conducted by any of the Protected Parties to withdraw, curtail or cancel their business or other relationships with such Protected Party, or assist, induce, help or join any other Person in doing any of the above activities; or

(4)

Induce or attempt to influence any employee of any of the Protected Parties to terminate his or her employment with such Protected Party, or to hire, recruit or solicit any such employee, whether or not so induced or influenced;

provided, however, that the foregoing shall in no way be interpreted to prohibit, and do not prohibit: (i) the Lockwood Seller’s and the Bender Seller’s ownership interest in ARM; (ii) any of the Sellers’ ownership interest in the LLC that remains after the Closing; (iii) any of the Sellers from performing pursuant to, and complying with, the terms of the Amended and Restated Operating Agreement for the LLC; (iv) the Flores Seller from performing pursuant to the Flores Seller’s Executive Employment Agreement with the LLC; (v) the Lockwood Seller from performing pursuant to his employment agreement with ARM; (vi) the Bender Seller from performing pursuant to his employment agreement with ARM; (vii) any of the Sellers, as applicable, from performing pursuant to, and complying with, any other documents entered into pursuant to the terms of this Agreement; (viii) the Bender Seller or the Lockwood Seller from maintaining staff privileges at any hospital, ambulatory surgery center or other facility; (ix) the Bender Seller or the Lockwood Seller providing professional medical services and earning a professional fee thereon or receiving a salary or other compensation for the professional practice of medicine; or (x) the ownership of securities of corporations which are listed on a national securities exchange or traded in the national over-the-counter market in an amount which shall not exceed five percent (5%) of the outstanding shares of any such corporation.

And provided, further, that, notwithstanding the foregoing, if (a) any Seller shall quit employment with the LLC (or ARM, as the case may be) after three (3) years following the date of Closing for any reason, or (b) the LLC (or ARM, as the case may be) shall terminate the employment of any Seller, then the Restrictive Covenant set forth above shall expire and be of no further effect as to such Seller one (1) year after the date that such Seller ceases to be an employee of the LLC or ARM.

“Territory” as used herein means the fifty (50) mile radius extending outward from ARM’s clinic locations as it may exist from time to time.  In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographical scope or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such over broad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

(b)

Consideration.  The parties to this Agreement have carefully considered the nature and extent of the restrictions imposed by this Section 10.1 and the rights and remedies conferred upon the Purchaser hereunder and hereby expressly acknowledge and agree that: (i) the restricted territory, period, and activities are reasonable and are necessary and fully required to protect the legitimate business interests of the Purchaser; (ii) any violation of the terms of these restrictive covenants would have a substantial detrimental effect on PainCare’s and Subsidiary’s businesses; (iii) the restrictive covenants do not stifle the Sellers’ inherent skill and experience; and (iv) would not operate as a bar to any of the Seller’s means of support.  Because of the difficulty of measuring economic losses to Purchaser as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused to Purchaser for which it would have no other adequate remedy, each of the Sellers agrees that, in the event of a breach by him of the foregoing covenants, the covenants set forth in this Section 10.1 may be enforced by Purchaser by injunctions and restraining orders, in addition to all other available legal remedies.

Section 10.2 No Running of Covenant During Breach.  The covenants set forth in this Section 10 shall apply for the applicable periods as set forth above.  If the Sellers violate such covenants, and Purchaser or any of their successors and assigns bring a legal action for injunctive or other relief, such party bringing the action shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full period of the covenant period, unless a court of competent jurisdiction holds that the covenant is not enforceable in whole or in part.  Accordingly, for any time period that any of the Sellers is in violation of the covenant, such time period shall not be included in calculating the applicable time period of the covenant.

Section 10.3 Blue Pencil Doctrine.  The covenants set forth in this Section 10 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant.  Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

Section 10.4 Confidentiality.  The Parties covenant and agree that, from and after the Execution Date, none of the Parties nor their Affiliates shall disclose, divulge, furnish or make accessible to anyone any Confidential Information or Trade Secrets of another Party, or in any way use any Confidential Information or Trade Secrets of another Party in the conduct of any business; provided, however, that nothing in this Section 10.4 will prohibit the disclosure of any Confidential Information or Trade Secrets of any Party which is required to be disclosed by another Party or any of its or his Affiliates in connection with any court action or any proceeding before any authority.  Notwithstanding the foregoing, in the case of a disclosure contemplated by this Section 10.4, no disclosure shall be made until the disclosing Party shall give notice to the non-disclosing Party of the intention to disclose such Confidential Information or Trade Secrets so that the non-disclosing Party may contest the need for disclosure, and the disclosing Party will cooperate (and will cause its or his Affiliates and their respective representatives to cooperate) with the non-disclosing Party in connection with any such proceeding.  Notwithstanding any provision of this Agreement which may be to the contrary, the foregoing provisions restricting the use of Confidential Information and Trade Secrets shall survive the Closing for the time period equal to five (5) years from the Execution Date.  For the purpose of this Agreement, the term “Confidential Information” shall mean all records, files, reports, protocols, policies, manuals, databases, processes, procedures, computer systems, materials and other documents pertaining to the operations of a Party and the term “Trade Secrets” shall mean information, including a formula, pattern, compilation, program, device, method, technique, or process that: (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

Section 10.5 Additional Covenants of the Flores Seller.  The Flores Seller acknowledges, represents and warrants that he is the sole shareholder of NMC and in such capacity has the full power and authority to control and direct the operation of NMC. In consideration for Purchaser purchasing the Flores Seller’s membership interests in the LLC pursuant to the terms of this Agreement and for the LLC entering into the Executive Employment Agreement with the Flores Seller, the Flores Seller agrees that as of the Closing Date and continuing for the Restricted Period: (i) the Flores Seller will cause NMC to cease providing intraoperative neuromonitoring services of any nature; and (ii) the Flores Seller will provide his consulting services with respect to intraoperative neuromonitoring services exclusively to the LLC pursuant to the terms of the Flores Seller’s Executive Employment Agreement with the LLC; and (iii) other than pursuant to his employment agreement with, and ownership interest in, the LLC, the Flores Seller shall not, directly or indirectly, whether as an employee, contractor, consultant, director, investor, owner, shareholder, member, partner or otherwise or whether individually or through a legal entity of any nature in any capacity, provide the technical component of the intraoperative nueromonitoring services or provide any management, consultant or other services of any nature related to intraoperative nueromonitoring services.

ARTICLE XI

GENERAL PROVISIONS

Section 11.1 Disclosure Schedule.  The information in the Disclosure Schedules constitutes (i) exceptions to particular representations, warranties, covenants and obligations of the Purchaser and the Sellers, as applicable, as set forth in this Agreement or (ii) descriptions or lists of shares, assets and liabilities and other items referred to in this Agreement. The statements in the Disclosure Schedules, and those in any supplement thereto, shall be deemed to modify (i) the representations and warranties in the Section of this Agreement to which they expressly relate and (ii) any other representation and warranty in this Agreement to the extent that it would be reasonably apparent from a reading of such disclosure item that it would also qualify or apply to such other representations or warranty

Section 11.2 Assignment.  This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party (including by operation of law in connection with a merger or consolidation of such party) without the prior written consent of the other parties hereto. Any attempted assignment in violation of this Section 11.2 shall be voidable by Purchaser, in the case of an attempted assignment by any of

Sellers, or by Sellers, in the case of an attempted assignment by Purchaser in violation of this Section 11.2.

Section 11.3 No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

Section 11.4 Notices.  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when received, as follows:

(a)

if to Purchaser, to:

PainCare Holdings, Inc.

1030 North Orange Avenue

Suite 105

Orlando, Florida  32801

Attention: CEO

(b)

if to Amphora, LLC, to:

1030 North Orange Avenue

Suite 105

Orlando, Florida  32801

Attention: CEO

(c)

if to the Lockwood Seller, to:

Bruce Lockwood, M.D.

6301 Southridge Green Blvd.

Fort Collins, Colorado 80525

(d)

if to the Bender Seller, to:

John D. Bender, D.O.

2449 Lexington Street

Lafayette, Colorado 80026

(e)

if to the Flores Seller, to:

Richard A. Flores

21933 East Ridge Trail Cr.

Centennial, Colorado 80016

Section 11.5 Counterparts.  This Agreement may be executed in one or more counterparts (by facsimile or original signature), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

Section 11.6 Entire Agreement.  This Agreement and the Transaction Agreements, along with the Exhibits and disclosure schedules hereto and thereto, contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. None of the parties shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Transaction Agreements.

Section 11.7 Severability.  If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

Section 11.8 Consent to Jurisdiction.  Each party irrevocably submits to the exclusive jurisdiction of each state and federal court located in the County of Orange, Florida (and each appellate court located in the State of Florida), for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in Florida with respect to any matters to which it has submitted to jurisdiction in this Section 11.8. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any state or federal court located in the County of Orange, Florida (and any appellate court located in the state of Florida) and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 11.9 Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

Section 11.10 Waiver of Jury Trial.  Each party hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.10.

Section 11.11 Attorney’s Fees.  If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of any of the transactions contemplated hereby is brought against any party to this Agreement, unless attorneys’ fees are already provided for, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

Section 11.12 Time of Essence.  Time is of the essence of this Agreement.

Section 11.13 Waiver.

(a)

Failure to Exercise Remedy Not Waiver.  No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b)

No Deemed Waiver.  No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 11.14 Specific Performance.  The LLC and Sellers agree that: (a) in the event of any breach by Sellers of Sellers’ covenants to deliver the LLC Interests owned by Sellers at the Closing, the Purchaser shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such breach or threatened breach; and (b) neither Purchaser nor any other indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

[Signature Pages follow]

IN WITNESS WHEREOF, the parties have executed this Membership Interest Purchase Agreement effective as of the date and year first above written.

“PainCare”

PainCare Holdings, Inc.

By: /s/ MARK SZPORKA

Print name: Mark Szporka

Print title: CFO

“Subsidiary”

PainCare Neuromonitoring I, Inc.

By: /s/ MARK SZPORKA

Print name: Mark Szporka

Print title: CFO

“Sellers”

The “Lockwood Seller”

/s/ BRUCE LOCKWOOD, M.D.

Bruce Lockwood, M.D.

The “Bender Seller”

/s/ JOHN D. BENDER, D.O.

John D. Bender, D.O.

The “Flores Seller”

/s/ RICHARD A. FLORES

Richard A. Flores

[Signatures continue on the following page]

The undersigned entity is executing this Membership Interest Purchase Agreement to evidence its agreement to the covenants it makes in this Agreement.

“ARM”

Associates in Rehabilitation Medicine, Professional, LLC, a Colorado limited liability company

By: /s/ _______________________________________________

Print name:_________________________________________

Print title:___________________________________________

Schedules

Sellers Disclosure Schedule

LLC Disclosure Schedules

ARM Disclosure Schedule

Exhibits

Exhibit A-1 Registration Rights Agreement

Exhibit A-1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is entered into effective February 1 2006, by and among PainCare Holdings, Inc., a Florida corporation (the “Company”) and Bruce Lockwood, M.D. (“Lockwood”), John D. Bender, D.O. (“Bender”) and Richard A. Flores (“Flores”) (collectively and individually hereinafter sometimes called the “Stockholder”).

WHEREAS, the Stockholder; Amphora, LLC, a Colorado limited liability company; and the Company and its wholly owned subsidiary, PainCare Neuromonitoring I, Inc., a Florida corporation have entered into a Securities Purchase Agreement, dated as of the date hereof (the “Securities Purchase Agreement”) pursuant to which the Company will deliver to Lockwood at the closing of the Securities Purchase Agreement Four Hundred Thirty Nine Thousand Eight Hundred Eighty Eight (439,888) shares of common stock of the Company, $.0001 par value, will deliver to Bender at the closing of the Securities Purchase Agreement Two Hundred Ninety Seven Thousand Five Hundred Seventy Two (297,572) shares of common stock of the Company, $.0001 par value and will deliver to Flores at the closing of the Securities Purchase Agreement Two Hundred Ninety Seven Thousand Five Hundred Seventy Two (297,572) shares of common stock of the Company, $.0001 par value (hereinafter the shares of the Company’s common stock that will be delivered to Lockwood, Bender and Flores at the closing of the Securities Purchase Agreement and pursuant to Section 1.8 of the Securities Purchase Agreement shall hereinafter be known as the “Securities”); and

WHEREAS, it is a condition precedent to consummation of the Securities Purchase Agreement that the Company provide certain registration rights to the Stockholder with respect to the Securities.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.

DEFINITIONS

SECTION 1.1

Definitions.  The following terms shall have the meanings ascribed to them below:

“Agreement” has the meaning ascribed thereto in the introduction hereof.

“Bender” has the meaning ascribed thereto in the introduction hereof.

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“Business Day” means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law, executive order or government decree to be closed.

“Commission” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Company” has the meaning ascribed thereto in the introduction hereof.

“Controlling Person” has the meaning ascribed thereto in Section 4.1.

“Damages” has the meaning ascribed thereto in Section 4.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Flores” has the meaning ascribed thereto in the introduction hereof.

“Holder” means any Person who now holds or shall hereafter acquire and hold the Registrable Securities.

“Indemnified Party” has the meaning ascribed thereto in Section 4.3.

“Indemnifying Party” has the meaning ascribed thereto in Section 4.3.

“Inspectors” has the meaning ascribed thereto in Section 3.1(k).

“Lockwood” has the meaning ascribed thereto in the introduction hereof.

“Person” means any individual, entity or group, including without limitation, any corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Piggy-Back Registration” has the meaning ascribed thereto in Section 2.2(a).

“Prospectus” means the prospectus included in any Registration Statement (including without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act or a “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the securities covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

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“Registrable Securities” means (i) the Securities, and (ii) any other securities acquired as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events relating to the shares described in clause (i) above, in such case until such time as (x) a Registration Statement covering such Securities has been declared effective by the Commission and such Securities have been disposed of pursuant to such effective Registration Statement, or (y) such Securities would be eligible for sale pursuant to Rule 144 under the Securities Act (or any similar provisions then in force), without regard to the volume limitations set forth in Rule 144(e) and not otherwise subject to transfer restrictions under agreements with the Company, or (z) such Securities have been otherwise transferred and the Company has delivered a new certificate or other evidence of ownership for such Securities not bearing a restrictive legend and not subject to any stop transfer or similar restrictive order and all of such Securities may be resold by the Person receiving such certificate without complying with the registration requirements of the Securities Act.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

“Securities” has the meaning ascribed thereto in the recitals hereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Selling Holder” means a Holder who is or may be selling Registrable Securities pursuant to a Registration Statement under the Securities Act.

“Selling Holders Counsel” means the counsel selected to represent the Selling Holders as set forth in Section 3.1(c).

“Stockholder” has the meaning ascribed thereto in the introduction hereof.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Underwriter’s Cutback” shall mean a reduction in the number of Registrable Securities to be included in any underwritten offering as the result of receipt of written notice from the representative of the Underwriters to the effect that adverse marketing factors require a limitation on the number of Registrable Securities to be underwritten.

“Underwriter’s Lockup” shall mean the number of Registrable Securities for which resale is prohibited by the Underwriter for such period as the Underwriter deems

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appropriate with the understanding that the Stockholder shall not be required to execute any Underwriter’s Lockup that restricts Stockholder’s right to sell, transfer or otherwise dispose of Registrable Securities for a period in excess of ninety (90) days from the effectiveness of the Registration Statement filed with respect to such Registrable Securities, or that does not subject officers and directors of the Company, as well as other stockholders of the Company who are similarly situated to Stockholder, to a similar lockup.

ARTICLE 2.

REGISTRATION RIGHTS

SECTION 2.1.

 (a) Demand Registration.  At any time after the date hereof, on not more than one (1) occasion, the Holders of at least twenty-five (25%) of all the Registrable Securities may request that the Company register under the Securities Act all or a portion of the Registrable Securities held by such requesting Holders.  A registration will not count as a requested registration under this Section 2.1 until the Registration Statement relating to such registration has been declared effective by the Commission at the request of the requesting Holders.

(b)

Following a request pursuant to Section 2.1(a) above, the Company will notify the other Holders of Registrable Securities and such Holders of Registrable Securities shall then have twenty (20) days to notify the Company of its desire to participate in the registration.  Thereupon, the Company will cause such of the Registrable Securities as may be requested by such Holders to be registered under the Securities Act in accordance with the terms of this Section 2.1 and Article 3 hereof.  The Company shall prepare and file with the Commission a Registration Statement within one hundred twenty (120) days from the date the Holders make a request pursuant to Section 2.1(a) above.

(c)

In addition to the Registrable Securities being registered pursuant to this Section 2.1, the Company may include in any such Registration Statement any securities it deems advisable, in addition to the Registrable Securities.

SECTION 2.2.

 (a) Piggy-Back Registration.  If at any time after the date hereof the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its respective securities holders other than a Registration Statement on Form S-4 or Form S-8 (or any substitute form that may be adopted by the Commission) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, or in a similar transaction,  then the Company shall give written notice of such proposed filing to the Holders as soon as practicable (but in no event less than 30 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of Registrable Securities as each such Holder may request (which request shall specify the number of shares and the type of Registrable Securities intended to be disposed of by such Holder and shall also state the firm intent of the Holder to offer Registrable Securities for sale) (a “Piggy-Back Registration”).  With respect to the foregoing registration, the Company shall use its

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reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement or a distribution by any Underwriter pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw from such registration or distribution, as the case may be.

(b)

Notwithstanding any other provision of this Section 2.2, if the Underwriter advises the Company in writing that, in such firm’s opinion, marketing factors require a limitation of the number of shares to be underwritten, the Underwriter or the Company may exclude the Registrable Securities in the same proportion, as nearly as practicable, to other selling shareholders of the Company or the Underwriter or the Company may limit the number of Registrable Securities to be included in the registration and underwriting to a specified percentage of the Registrable Securities to be distributed through the underwriting in the same proportion, as nearly as practicable, to other selling shareholders of the Company. The Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten under this subsection and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders who hold those securities in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in the registration held by such Holders at the time the registration statement is filed.  Any Holder disapproving of the terms of any such underwriting may elect to withdraw from it by written notice to the Company and the Underwriter. The foregoing shall not be construed to impose a limitation on the number or percentage of Registrable Securities that may be sold by Stockholder by reason of another selling shareholder’s agreement that less than all of such other selling shareholder’s securities shall be registered, unless Stockholder is a party to such agreement.

(c)

Notwithstanding the foregoing provisions of this Section 2.2, the Company shall not be required to include any of the Registrable Securities in a registration statement relating to an underwritten offering of the Company's securities unless the Holders selling Registrable Securities accept the terms of the underwriting as agreed upon between the Company and the Underwriters selected by it (provided such terms are usual and customary for selling Stockholder), including, without limitation, any Underwriter’s Cutback and/or Lockup, and the Stockholder agrees to promptly execute and/or deliver such documents in connection with such registration as the Company or the managing Underwriter may reasonably request. Notwithstanding anything to the contrary, no Underwriter’s Cutback or Lockup shall restrict or prohibit sales of Registrable Securities or Securities held by Stockholder under and pursuant to Rule 144 of the Securities Act or pursuant to other private sales exempt from the registration requirements of the Securities Act unless such Stockholder otherwise agrees in writing.

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(d)

Notwithstanding anything herein to the contrary, the provisions of this Agreement shall not prohibit the sale or disposition of shares of the Company’s securities by the Holders pursuant to an isolated private sale or placement of such securities provided such sale or disposition is under and in compliance with Rule 144 of the Securities Act or is otherwise in compliance with all applicable State and Federal securities laws, rules and regulations.

(e)

The Holders understand and agree that each certificate for its/his Securities shall bear the legend below in substantially the following form:

“These shares have not been registered under the Securities Act of 1933, as amended (the “Act”), the Florida Securities and Investor Protection Act, or any other state securities laws and, therefore, cannot be sold unless they are subsequently registered under the Act and any applicable state securities laws or an exemption from registration is available.”

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of the Company’s securities if such transfer would constitute a violation or breach of this Agreement. The Company shall not impose any pre-clearance or other restrictions on the sale or disposition of Securities other than under applicable securities laws or as agreed by Stockholder in an Underwriter’s Lockup.

ARTICLE 3.

REGISTRATION PROCEDURES

SECTION 3.1.

Filings; Information.  Whenever the Company is required to effect or cause the registration of Registrable Securities pursuant to Article 2 hereof, the Company will use its reasonable best efforts to effect the registration of such Securities in accordance with the intended method(s) of disposition thereof as quickly as practicable, and in connection with any such request:

(a)

The Company will prepare and file with the Commission a Registration Statement with respect to the offer and sale of such securities and use its reasonable best efforts to cause such Registration Statement to become and remain effective until the completion of the distribution contemplated thereby; provided, however, the Company shall not be required to keep such Registration Statement effective for more than twelve (12) months (or such shorter period which will terminate when all Securities covered by such Registration have been sold, but not prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable).

(b)

The Company will prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statements effective for as long as such registration is required to remain effective pursuant to the terms hereof; cause the Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be

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filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Selling Holders set forth in such Registration Statement or supplement to the Prospectus.

(c)

The Company, at least ten (10) Business Days prior to filing a Registration Statement or a Prospectus or any amendment or supplement to such Registration Statement or Prospectus, will furnish to (i) each Selling Holder, (ii) not more than one counsel representing all Selling Holders (“Selling Holders Counsel”), to be selected by a majority-in-interest of such Selling Holders, and (iii) each Underwriter, if any, of the Registrable Securities covered by such Registration Statement, copies of such Registration Statement as proposed to be filed, together with exhibits thereto (whether or not incorporated by reference in such Registration Statement), which documents will be subject to review and approval by each of the foregoing within ten (10) Business Days after delivery (except that such review and approval of any Prospectus or any amendment or supplement to such Registration Statement or Prospectus must be made within five (5) Business Days after delivery), and thereafter, furnish to such Selling Holders, Selling Holders’ Counsel and Underwriters, if any, at the Company’s expense, such number of conformed copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents or information as such Selling Holders, Selling Holders’ Counsel or Underwriters may reasonably request  in order to facilitate the disposition of the Registrable Securities (it being understood that the Company consents to the use of the Prospectus and any amendment or supplement thereto by each Selling Holder and the Underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto). The Company shall provide the Holders’ counsel and each Underwriter, if any, a copy of any and all transmittal letters or other correspondence to, or received from, the Commission or any other governmental body having jurisdiction relating to the offering.

(d)

The Company will use its reasonable best efforts to prevent the entry of any stop order entered against it by the SEC or any other State regulatory agency and will use its reasonable best efforts to remove it at the earliest possible moment if entered.

(e)

[Section Reserved].

(f)

The Company will promptly notify each Selling Holder, Selling Holders’ Counsel and any Underwriter in writing, (i) of any request by the Commission or other regulatory body having jurisdiction over the Registration Statement for any amendment or supplement to any Registration Statement or other document relating to the offering and sale of the Registrable Securities, (ii) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become

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effective, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose, and (iv) of the happening of any event which makes any statements made in a Registration Statement or related Prospectus or any document incorporated by reference therein untrue in a material respect or which requires the making of any changes in such Registration Statement, Prospectus or documents so that they will not to the best of the Company’s knowledge contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements in the Registration Statement and Prospectus not misleading in light of the circumstances in which they were made; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the buyers of such Registrable Securities, such Prospectus will not to the best of the Company’s knowledge contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such amendment to be subject to the Holders’ review under Section 3.1(c).

Each Selling Holder agrees that, upon receipt of any notice in writing from the Company of the happening of any event of the kind described in Section 3.1(f) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3.1(f) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder’s possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice.  In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective (including the period referred to in Section 3.1(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.1(f) hereof to the date when the Company shall make available to the Selling Holders covered by such Registration Statement a Prospectus supplemented or amended to conform with the requirements of Section 3.1(f) hereof.

 (g)

The Company will make generally available an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than one hundred twenty (120) days after the end of the twelve (12) month period beginning with the first day of the Company’s first fiscal quarter commencing after the effective date of a Registration Statement, which earnings statement shall cover said twelve (12) month period, and which requirement will be deemed to be satisfied if the Company files complete and accurate information on Forms 10-QSB, 10-KSB and 8-K under the Exchange Act in accordance with the applicable time periods and extensions provided by the Exchange Act and otherwise complies with Rule 158 under the Securities Act.

(h)

The Company will enter into customary agreements (including, if applicable, an underwriting agreement in customary form and which is reasonably

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satisfactory to the Company) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

(i)

The Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(j)

The Company will use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or quoted on any automated quotation system on which similar securities of the Company are then listed or quoted and enter into customary agreements, including a listing application in customary form; provided that the applicable listing requirements are satisfied, and to provide a transfer agent and register for such Registrable Securities covered by the Registration Statement no later than the effective date of such Registration Statement.

(k)

The Company will make available for inspection by any Holder of Registrable Securities covered by the Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant, or other agent retained by any such Holder or Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company as such Inspector shall deem necessary or desirable in order to permit it to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act and cause the Company’s officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such Registration Statement. The rights granted to the Inspectors in this Section 3.1(k) shall be conditioned upon the Inspectors agreeing to sign confidentiality agreements prior to receiving information or documentation from the Company.

(1)

The Company will, to the extent required in connection with an underwritten offering, (i) use its reasonable best efforts to furnish an opinion of counsel for the Company addressed to the Underwriter and each Selling Holder and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the Registration Statement), and (ii) use its reasonable best efforts to furnish a “cold comfort” letter addressed to each Selling Holder, if permissible under applicable accounting practices, and signed by the independent public accountants who have audited the Company’s financial statements included in such Registration Statement, in each such case covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to Underwriters in underwritten pubic offerings of securities and such other matters as the Selling Holders may reasonably request and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements.

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(m)

The Company will, not later than the effective date of the Registration Statement, provide a CUSIP number for all Registrable Securities, and provide the applicable transfer agents with printed certificates for the Registrable Securities, which are in a form eligible for deposit with The Depository Trust Company.

SECTION 3.2.

Registration Expenses.  The Company shall pay all expenses in connection with any Registration pursuant to Article 3 hereof or incident to the Company’s performance of or compliance with this Agreement including, without limitation: (i) all registration and filing fees, (ii) the fees and expenses of compliance with the securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing or quotation, as appropriate, of the Registrable Securities, (vi) the fees and disbursements of counsel for the Company and the fees and expenses for independent certified public accountants retained by the Company (including the expenses of any special audit or cold comfort letter), and (vii) the fees and expenses of any special experts retained by the Company in connection with such registration. Notwithstanding the foregoing, the Company shall not be responsible for the payment of any legal expenses, brokerage commissions or taxes incurred by the Selling Holders.

ARTICLE 4.

INDEMNIFICATION AND CONTRIBUTION

SECTION 4.1

Indemnification by the Company.  The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder, its general partners, limited partners, managers, officers, directors, employees, advisors and agents, and each Person, if any, who controls, is controlled by or is under common control with such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the general partners, limited partners, managers, officers, directors, employees, advisors and agents of such controlling Person (collectively the “Controlling Persons”), from and against any loss, claim, damage, liability, attorneys’ fees, cost or expense and costs and expenses of investigating and defending any such claim (collectively, the “Damages”) and any action in respect thereof to which such Selling Holder, its general partners, managing partners, managers, officers, directors, employees, advisors and agents, and any such Controlling Person may become subject under the Securities Act, the Exchange Act, state blue sky laws, common laws or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, (x) any untrue statement of a material fact contained in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary or summary Prospectus, or in any document incorporated by reference in such Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary or Summary Prospectus, (y) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar

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as the same are based upon information furnished in writing to the Company by a Selling Holder for use therein, or (z) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company shall reimburse each Selling Holder, its partners, officers, directors, employees, advisors and agents, and each such Controlling Person for any legal and other expenses reasonably incurred by that Selling Holder, its partners, officers, directors, employees, advisors and agents, or any such Controlling Person in investigating or defending or preparing to defend against any such Damages or proceedings; provided, however, that the Company shall not be liable to any Selling Holder or other indemnitee to the extent that any such Damages arise out of or are based upon an untrue statement or omission based solely upon information provided in writing to the Company by the Selling Holder for inclusion in such Prospectus or Registration Statement.  The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.1.  This indemnity will survive the transfer of the Registrable Securities by the Holder thereof.

SECTION 4.2.

Indemnification by Selling Holders. Each Selling Stockholder agrees to severally, but not jointly with the other Selling Stockholder(s), indemnify and hold harmless, the Company, its officers, directors, employees, advisors and agents, and each Controlling Person of the Company, if any, together with the partners, officers, directors, employees, advisors and agents of such Controlling Person, from and against any Damages and any action in respect thereof to which the Company and any such Controlling Person may become subject under the Securities Act, the Exchange Act, state blue sky laws, common laws or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, (x) any untrue statement of a material fact contained in any Registration Statement or Prospectus or any preliminary or summary Prospectus, or (y) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement of material fact is contained in, or such material fact relating to the Selling Holder is omitted from, information related to such Selling Holder, or its plan of distribution, furnished in writing to the Company by such Selling Holder for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary or summary Prospectus with the understanding that the liability pursuant to this Section 4.2, except where the Selling Holder is grossly negligent or engage in malfeasance or willful misconduct, shall not exceed the amount of the proceeds received by the Selling Holder from the Registrable Securities sold pursuant to such Registration Statement; provided, however, that such Selling Holder shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or Prospectus or amendment or supplement thereto, such Selling Holder has furnished in writing to the Company information for use in such Registration Statement or Prospectus or any amendment or supplement thereto which corrected or made not misleading information previously furnished to the Company. The Selling Holder shall reimburse the Company and each such Controlling Person for any legal and other expenses reasonably incurred by the Company or any such Controlling Person in

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investigating or defending or preparing to defend against any such Damages or proceedings.

SECTION 4.3.

Conduct of Indemnification Proceedings.  Promptly after receipt by any Person in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2 (an “Indemnified Party”) of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action; provided that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under Section 4.1 or 4.2 except to the extent of any actual prejudice resulting therefrom.  If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party.  After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its Controlling Persons who may be subject to liability arising out of any claim in respect to which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the opinion of counsel to such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with local counsel) at any time for all Indemnified Parties.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, and such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.  Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlements made without its consent, which consent will not be unreasonably withheld. In all instances, the Indemnified Party shall cooperate fully with the Indemnifying Party or its counsel in the defense of each claim or action.

SECTION 4.4.

Contribution.  If for any reason the indemnification provided for in Sections 4.1 or 4.2 is unavailable to an Indemnified Party or insufficient to hold it

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harmless as contemplated by Sections 4.1 or 4.2, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE 5.

MISCELLANEOUS

SECTION 5.1.

Participation in Underwritten Registrations.  Subject to the limitations provided in Section 2.2(c) above, no Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights.

SECTION 5.2.

Rule 144.  The Company covenants that it will use its commercially reasonable best efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Holder may reasonably request and to cooperate with such Holder by acting in good faith and with fair dealing, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, or (b) any other applicable exemption from the registration requirements of the Securities Act adopted by the Commission.  Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

SECTION 5.3.

Amendment and Modification.  Any provision of this Agreement may be waived, provided that such waiver is set forth in a writing executed by the party against whom the enforcement of such waiver is sought.  This Agreement may not be amended, modified or supplemented other than by a written instrument signed by the holders of at least a majority of the Registrable Securities (calculated on an as converted basis), except for amendments that affect only the rights of Holders who have elected to include Registrable Securities in a particular registration with respect to that registration which amendments need only be signed by Holders of a majority of the number of shares of Registrable Securities included in such registration.  No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

SECTION 5.4.

Successors and Assigns; Third Party Beneficiaries.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit

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of the parties hereto, each subsequent Holder and their respective successors and assigns and executors, administrators and heirs.  Holders are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Holders.

SECTION 5.5.

Entire Agreement.  This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

SECTION 5.6.

Headings.  Subject headings are included for convenience only and shall not affect the interpretation of any provisions of this Agreement.

SECTION 5.7.

Notices.  Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served or sent by confirmed telecopy, on the Business Day after notice is delivered to a courier or mailed by express mail if sent by courier delivery service or express mail for next day delivery and on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed to the following:

If to the Company:

PainCare Holdings, Inc.

1030 North Orange Avenue

Suite 105

Orlando, Florida 32801

If to Lockwood:

6301 Southridge Green Boulevard

Fort Collins, Colorado 80525

If to Bender:

2449 Lexington Street

Lafayette, Colorado 80026

If to Flores:

21933 East Ridge Trail Cr.

Centennial, Colorado 80016

SECTION 5.8.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to any choice-of-law principles thereof.

SECTION 5.9.

Consent to Jurisdiction, Waiver of Immunities.  Subject to the provisions of Section 5.8 hereof, (i) if the Holders commence any legal proceedings arising out of or relating to this Agreement, the Holders hereby submit to the exclusive jurisdiction of the United States District Courts for the Middle District of Florida, Orlando Division or any Florida state court sitting in Orlando, Florida, for purposes of such legal proceedings, and (ii) if the Company commences any legal proceedings arising out of or relating to this Agreement, the Company hereby submits to the exclusive jurisdiction of the United States District Courts for the Middle District of Florida,

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Orlando Division or any Florida state court sitting in Orlando, Florida, for purposes of such legal proceedings.  Each party to this Agreement hereby irrevocably waives, to the fullest extent permitted by law, any objections which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

SECTION 5.10  Recapitalization, etc.  In the event that any securities are issued in respect of, in exchange for, or in substitution of, any Registrable Securities by reason of any reorganization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, stock split, sale of assets, distribution to Stockholder or combination of the shares of Registrable Securities or any other change in the Company’s capital structure, appropriate adjustments shall be made in the percentages specified herein so as to fairly and equitably preserve as far as practicable, the original rights and obligations of the parties hereto under this Agreement, all in accordance with the terms and conditions set forth in the Agreement.

SECTION 5.11.  Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same agreement.

SECTION 5.12.  Severability.  In the event that any one or more of the immaterial provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Agreement, but this Agreement shall be construed in a manner which, as nearly as possible, reflects the original intent of the parties.

SECTION 5.13.  No Prejudice.  The terms of this Agreement shall not be construed in favor of or against any party on account of its participation in the preparation hereof.

SECTION 5.14.  Words in Singular and Plural Form.  Words used in the singular form in this Agreement shall be deemed to import the plural, and vise versa, as the sense may require.

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement to be effective as of the date set forth above.

WITNESSES:

PAINCARE HOLDINGS, INC.

__________________________

By: ___________________________________

Print Name: ________________

STOCKHOLDERS

__________________________

_______________________________________

Print Name: ________________

Bruce Lockwood, M.D.

__________________________

_______________________________________

Print Name: ________________

John D. Bender, D.O.

__________________________

_______________________________________

Print Name: ________________

Richard A. Flores

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